ASSET PURCHASE AGREEMENT

Dated as of January 9, 2008

Between

KYOCERA MITA CORPORATION

As Buyer

and

PEERLESS SYSTEMS CORPORATION

As Seller

ARTICLE 5	CERTAIN COVENANTS AND AGREEMENTS	25
5.1	Approvals and Consents/Stockholder Approval.	25
5.2	Cooperation by Buyer.	26
5.3	Accuracy of Representations and Warranties	27
5.4	Pre-Closing Access to Information, Records and Employees	27
5.5	Further Assurances	28
5.6	No Solicitation of Other Offers.	28
5.7	Maintenance of Specified Assets	30
5.8	Enforcement of Agreement(s).	30
5.9	Bulk Sales	30
5.10	Termination of Existing Agreements	31
5.11	Employees and Employee Benefit Matters.	31
5.12	Employee Files	32
5.13	Past Service Credit	32
5.14	Affirmative Covenants of Seller.	33
5.15	Negative Covenants of Seller	33
5.16	Covenant Not to Solicit.	34
5.17	Engineering Fees	34
5.18	Supplementation and Amendment of Schedules	35

ARTICLE 6	CONDITIONS TO BUYER’S OBLIGATIONS	35
6.1	Representations, Warranties and Covenants	35
6.2	Approvals and Consents	35
6.3	No Injunction, etc	35
6.4	Transfer Documents	36
6.5	Other Transaction Documents	36
6.6	Secretary’s Certificate	36
6.7	Stockholder Approval	36
6.8	Employees	36
6.9	No Material Adverse Effect	36
6.10	Opinion	36

ARTICLE 7	CONDITIONS TO SELLER’S OBLIGATIONS	36
7.1	Representations, Warranties and Covenants	37
7.2	Approvals; Consents	37
7.3	No Injunction, etc	37
7.4	Other Transaction Documents	37
7.5	Secretary’s Certificate	37
7.6	Stockholder Approval	37
7.7	Opinion	37

ARTICLE 8	CLOSING	37
8.1	Closing Date	37

8.2	Software Deliveries	38
8.3	Proceedings	38

ARTICLE 9	INDEMNIFICATION	38
9.1	Indemnification of Buyer	38
9.2	Indemnification of Seller	39
9.3	Third-Party Claims and Other Claims.	40
9.4	Indemnification Limitations.	41
9.5	Cooperation as to Indemnified Liability	43
9.6	Nature of Indemnification	43
9.7	Calculation of Damages	43
9.8	Tax Treatment	43

ARTICLE 10	TERMINATION	43
10.1	Termination Prior to Closing	43
10.2	Effect of Termination	45

ARTICLE 11	MISCELLANEOUS	45
11.1	Complete Agreement	45
11.2	Survival of Representations and Warranties	45
11.3	Waiver, Discharge, Amendment, Etc	45
11.4	Notices	46
11.5	Transfer and Sales Taxes, Expenses and Termination Fee	47
11.6	Governing Law; Consent to Jurisdiction and Venue.	48
11.7	Public Announcement	49
11.8	Successors and Assigns	49
11.9	Titles and Headings; Construction	49
11.10	Severability	50
11.11	Counterparts	50
11.12	Confidentiality	50
11.13	Specific Performance	51

EXHIBITS

Exhibit A	Escrow Agreement
Exhibit B	License Agreement
Exhibit C	Sublease and Guaranty of Sublease
Exhibit D	Sublicense Agreements

SCHEDULES

Schedule 1.1(a)	Anticipated Transferred Employees
Schedule 1.2	Key Employees
Schedule 2.1	Transferred Contracts
Schedule 2.1(a)	Transferred Intellectual Property
Schedule 2.1(b)	Fixed Assets
Schedule 2.7	Purchase Price Allocation
Schedule 3.4	Absence of Changes
Schedule 3.5	Litigation
Schedule 3.6	Compliance with Laws
Schedule 3.7	Consents
Schedule 3.9(a)	Exceptions to Transferred Intellectual Property
Schedule 3.9(b)	Licensed IP
Schedule 3.9(c)	Other IP
Schedule 3.9(d)	Owned IP
Schedule 3.9(e)	Licenses
Schedule 3.9(f)	Restrictions on Licensed IP or Other IP
Schedule 3.9(g)	Exceptions to IP Applications
Schedule 3.9(k)	Non-Disclosure Agreements
Schedule 3.10(a)	Seller’s Tools
Schedule 3.10(c)	Rights to Seller’s Tools
Schedule 3.12	Contracts and Commitments
Schedule 3.13	Employment Matters
Schedule 3.14	Employee Benefit Matters
Schedule 3.15	Insurance
Schedule 6.10	Opinion of Seller’s Counsel
Schedule 7.7	Opinion of Buyer’s Counsel

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is made and entered into as of January 9, 2008 (this “Agreement”), by and among KYOCERA MITA CORPORATION, a Japanese corporation (“Buyer”), and PEERLESS SYSTEMS CORPORATION, a Delaware corporation (“Seller”).

W I T N E S S E T H:

WHEREAS, the parties hereto desire that Seller sell, transfer and assign to Buyer, and Buyer purchase from Seller, all of the Specified Assets (as defined herein) of Seller on the terms and for the consideration hereinafter provided;

WHEREAS, the Board of Directors of Seller has approved, and deems it advisable and in the best interests of its stockholders to consummate the transactions provided for herein; and

WHEREAS, the Board of Directors of Buyer has approved the acquisition of the Specified Assets and the other transactions contemplated hereby are consistent with, and will further, its business strategies and goals.

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements contained herein, and subject to the terms and conditions set forth herein, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

1.1  Specific Definitions. As used in this Agreement, the following terms shall have the meanings set forth or referenced below:

“Acquisition” shall mean the sale by Seller and acquisition by Buyer of the Specified Assets as contemplated by this Agreement.

“Acquisition Proposal” shall mean any offer or proposal, relating to any transaction or series of related transactions involving: (A) any purchase from Seller or acquisition by any Person or “Group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a fifteen percent (15%) interest in the total outstanding voting securities of Seller or any tender offer or exchange offer that if consummated would result in any Person or Group beneficially purchasing fifteen percent (15%) or more of the total outstanding voting securities of Seller, or any acquisition, consolidation, change of control business combination merger, consolidation or similar transaction involving a change of control of Seller, or (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than fifteen percent (15%) of the assets of Seller; provided, however, that an offer or proposal shall not be deemed to be an Acquisition Proposal if upon receipt of an unsolicited Acquisition Proposal and prior to any additional discussions, Seller informs such party of the requirements for a Permitted Acquisition Proposal, and such party agrees to pursue such transaction in accordance with the criteria set forth in the definition of a Permitted Acquisition Proposal.

“Affiliate” of a specified person (natural or juridical) means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. For purpose of this definition, “control” shall mean ownership of more than ten percent (10%) of the shares of stock entitled to vote for the election of directors in the case of a corporation, and more than ten (10%) percent of the voting power in the case of a business entity other than a corporation.

“Anticipated Transferred Employee” means an employee of Seller on the date hereof who is listed on Schedule 1.1(a), or any other employee of Seller who is hereafter designated as an Anticipated Transferred Employee in a writing signed both by Buyer and Seller, whether or not such employee commences or agrees to commence employment with Buyer on the Closing Date or thereafter.

“Assignment and Assumption Agreement” means an agreement in form satisfactory to Seller and Buyer under which Seller shall assign to Buyer and Buyer shall assume from Seller all of Seller’s rights and obligations, to the extent such rights and obligations arise following the Closing, under the Transferred Contracts.

“Assumed Liabilities” means the liabilities described in Section 2.5.

“Bill of Sale” means the document delivered by Seller to Buyer under which Seller shall convey to Buyer, unencumbered title to the Specified Assets, in form satisfactory to Buyer and Seller.

“Block License Agreement” means the agreement by Seller to license Buyer certain third party rights pursuant to Licensed Software Addendum #4, as amended, and Licensed Software Addendum #6 (“LSA #6”) and Licensed Software Addendum #7 (“LSA #7”), as LSA # 6 and LSA #7 have been amended in connection with Buyer’s products as described in that certain “Amendment #1 to Licensed Software Addendum #6 and Amendment #1 to Licensed Software Addendum #7 to Master Technology License Agreement (MTLA) dated April 1, 1997, for the per unit license fee set forth therein which is to be applied in accordance with Section 2 therein, and all of Buyer’s obligations thereunder with respect to such license.

“Buyer” means Kyocera Mita Corporation or one or more of its Affiliates to which it assigns rights under this Agreement.

“Business Day” means a day other than a Saturday, Sunday or any other day on which commercial banks in Japan or California are authorized or obligated by law to close.

“Buyer Indemnified Parties” has the meaning set forth in Section 9.1.

“Closing” and “Closing Date” have the meanings set forth in Section 8.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” means any and all information disclosed by or on behalf of one of the parties (the “disclosing party”) to the other party (the “receiving party”), whether previously delivered, generated in connection with this Agreement, or otherwise learned by the receiving party from the disclosing party, excluding information which:

(a)  has been independently developed by or for the receiving party without breach of this Agreement or use of any Confidential Information of the other party (provided that the receiving party is able to provide the disclosing party with written proof thereof);

(b)  is or becomes available to the receiving party from a source other than the disclosing party which source has rightfully obtained such information and has no direct or indirect obligation of non-disclosure or confidentiality to the disclosing party with respect thereto;

(c)  is or becomes part of the public domain by reason of acts not attributable to the receiving party; or

(d)  was already in the possession of the receiving party prior to its original receipt from the disclosing party (provided that the receiving party is able to provide the disclosing party with written proof thereof and, if received from a third party, that such information was acquired without any party’s breach of a confidentiality or non-disclosure obligation to the disclosing party related to such information).

“Consents” has the meaning set forth in Section 3.7.

“Contract(s)” means contracts, instruments, loans, permits, leases, licenses, commitments and other agreements in each case, whether written or oral, proposed, contingent or otherwise.

“Copyrights” means all copyrights, including all renewals and extensions thereof, copyright registrations and applications for registration thereof, non-registered copyrights and all works of authorship and embodiments whether or not the subject of the forgoing.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“Engineering Fee” has the meaning set forth in Section 5.17.

“Environmental Laws” means any one or more Laws that relates to or deals with safety, Hazardous Substances, human health or the environment, all as they may be amended from time to time and to the extent that they apply specifically to Seller, judgments, orders, decrees, injunctions, permits, concessions, grants, franchises, licenses or agreements that relate to safety, human health, the environment or emissions, discharges, or releases of Hazardous Substances into the environment including ambient air, surface water, ground water, facilities, structures, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, Hazardous Substances, or wastes or the investigation, clean-up, or other remediation thereof.

“Escrow Agent” shall mean the escrow agent mutually selected by Buyer and Seller and who shall serve pursuant to the Escrow Agreement.

“Escrow Agreement” means an escrow agreement to be entered into on the Closing Date between the Escrow Agent, Buyer and Seller, in the form of Exhibit A, and which provides, among other things, that the Holdback Amount shall be deposited into an interest-bearing account for the benefit of Seller, that interest thereon shall be paid to Seller from time to time and that the Holdback Amount shall be released to Seller pursuant to Section 2.4(b) and (c) or applied pursuant to Article 9.

“Escrow Fund” shall have the meaning set forth in the Escrow Agreement.

“Escrow Termination Date” shall have the meaning set forth in the Escrow Agreement.

“Excluded Assets” has the meaning set forth in Section 2.2.

“Existing Agreements” means the Memorandum of Understanding, the Master Development Agreement and the Master Maintenance and Support Agreement, each between Buyer and Seller (and/or their respective Subsidiaries) effective as of February 1, 2005 and the Master Development Agreement and the Master Technology License Agreement between Buyer and Seller effective April 1, 1997 and any addendums, amendments or other agreements related thereto (including any non disclosure agreements), but shall not include the Non-Disclosure Agreement and the portion of the Existing Agreements that constitute the Block License Agreement.

“Fixed Assets” means other than the Excluded Assets, all of the Seller’s fixed assets, including without limitation, computers, work stations, third party software licensed for such computers or work stations, electronic files, multi-function printers and copiers, copiers, office furniture and other tangible assets presently used principally by and necessary for each of the Anticipated Transferred Employees, which are necessary for each of such Transferred Employees to continue to perform their respective duties for the Buyer after the Closing without interruption. Subject to adjustment at Closing to reflect the actual Transferred Employees, the Fixed Assets are listed on Schedule 2.1(b) based on the Anticipated Transferred Employees presently listed on Schedule 1.1(a).

“Hazardous Substance” means asbestos, urea formaldehyde, polychlorinated biphenyls, nuclear fuel or materials, chemical waste, radioactive materials, explosives, known carcinogens, petroleum products, pesticides, fertilizers, or any other pollutant, contaminant, chemical, material or substance defined as hazardous or as a pollutant or contaminant in, or the use, transportation, storage, release or disposal of which is regulated by, any Environmental Laws.

“Holdback Amount” has the meaning set forth in Section 2.4(b).

“Indemnified Parties” has the meaning set forth in Section 9.2.

“Initial Payment” has the meaning set forth in Section 2.4(a).

“Intellectual Property” means Patents, Know-How, Copyrights and Software.

“Key Employee” means an Anticipated Transferred Employee listed on Schedule 1.1(b) hereto.

“Know-How” means all trade secrets, confidential technical and business information and other proprietary technical and business information including designs, research and development information, technical information, specifications, operating and maintenance manuals, sources of supply, methods, engineering drawings, know-how, data, discoveries, inventions, industrial designs and other proprietary rights, including ideas, discoveries, improvements, concepts (whether or not patentable or subject to copyright or trade secret protection).

“Knowledge” of Seller means, whether or not capitalized, actual knowledge of the following individuals at the Seller after reasonable investigation: Richard Roll, John Rigali, Elliot Shirwo and Robert Westervelt.

“KTD” means Kyocera Technology Development, Inc., a California corporation and an indirectly wholly owned subsidiary of the Buyer.

“Law” or “Laws” means any constitutional provision, specified statute, code or other law, rule, regulation, ordinance, Order, decree, or interpretation of any of the foregoing, of any governmental entity or authority or having the effect of law in the United States or any other country or jurisdiction, or any state, county, city or other political subdivision, including common law and, including, without limitation rules imposed by Nasdaq or any other authority (whether or not governmental).

“Lease” means the lease by Seller of space located at 2381 Rosecrans Avenue, El Segundo, California 90245.

“License Agreement” means the License Agreement to be executed between Buyer as licensor and Seller as licensee and effective as of the Closing Date substantially in the form of Exhibit B.

“Liens” means any liens, security interests, collateral assignments, pledges or other encumbrances.

“LSA #7” has the meaning set forth in the definition of Block License Agreement.

“Material Adverse Effect” means any fact, event, series of events, change, effect or circumstance that, individually or in the aggregate with any other facts, events, series of events, changes, effects or circumstances, has or would reasonably be expected to have a material adverse effect on the Specified Assets, on the ability of Buyer to hire Transferred Employee Amount or on the ability to consummate the transactions contemplated by the Transaction Documents; provided, however, that Material Adverse Effect shall not include any fact, event, series of events, change, effect or circumstance resulting from (a) this Agreement, the transactions contemplated hereby, the announcement thereof or the filing of a proxy statement by Seller, (b) an act or omission by Buyer or its Affiliates or any of their employees or representatives, or (c) changes in general economic or political conditions or the securities markets in general (whether as a result of acts of terrorism, war (whether or not declared), armed conflicts or otherwise) that do not materially and disproportionately adversely affect the Specified Assets or the ability of Buyer to hire the Minimum Transferred Employee Amount.

“Minimum Transferred Employee Amount” means not less than thirty (30) of the individuals designated as an Anticipated Transferred Employee.

“Non-Disclosure Agreement” means the Non-Disclosure Agreement dated September 21, 2007 between Buyer and Seller.

“Notice of Dispute” has the meaning set forth in Section 11.6(b).

“Other IP” has the meaning set forth in Section 3.9(c).

“Patents” means all foreign and domestic patents, patent applications, industrial rights and the inventions, discoveries, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, continuations, continuations-in-part, renewals, substitutions, reexaminations or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended modified, withdrawn or refiled).

“Permitted Acquisition Proposal” shall mean an acquisition for fifteen percent (15%) or more of the total outstanding voting securities of Seller if (a) the potential acquirer has agreed in writing to be bound by the provisions of this Agreement and the other Transaction Documents and to vote any shares of Seller Common Stock it holds in favor of this Agreement, (b) no stockholder vote on such proposed transaction is held prior to the Stockholders’ Meeting, and (c) such proposed transaction does not have any adverse impact on the timing or probability of the consummation of the Acquisition and the transactions contemplated hereby, including the filing of the proxy statement or any other closing conditions contained in Article 6 hereof.

“Person” means any individual, corporation, association, partnership (general or limited), limited liability company, joint venture, trust, association, unincorporated organization, business, governmental entity or other entity.

“Purchase Price” has the meaning set forth in Section 2.3.

“Retained Liabilities” has the meaning set forth in Section 2.6.

“Seller Common Stock” means common stock of the Seller.

“Seller Indemnified Parties” has the meaning set forth in Section 9.2.

“Seller Intellectual Property” has the meaning set forth in Section 3.9.

“Seller Product Information” means all records, reports (internal and external), submissions (internal and external), data, files, marketing materials, specifications, manufacturing documentation and quality assurance information associated with any products or concepts, or development or manufacturing thereof, that have been created, initiated and/or conducted by Seller relating to the Specified Assets.

“Seller’s Products” means products developed by Seller for Buyer pursuant to the Existing Agreements.

“Seller Recommendation” has the meaning set forth in Section 5.1(d).

“Seller Regulatory Information” means all authorizations, permits, licenses, records, reports (internal and external), submissions (internal and external), data and files associated with regulatory requirements and communications between Seller and regulatory or governmental bodies worldwide relating to the Specified Assets.

“Seller’s Stockholders” means the holders of Seller Common Stock.

“Software” means all computer software programs and software systems, including all libraries, code of any kind, web programs (whether in HTML, XML or other form), application program interfaces and software programs that interface with third-party APIs, data structures, databases, compilations, tool sets, compilers, higher level or “proprietary” languages, and all related Technical Documentation and information, whether in source code, object code, binary or other form.

“Specified Assets” means the Transferred Intellectual Property and the Fixed Assets to be acquired by Buyer pursuant to the terms hereof and as set forth on Schedule 2.1(a) and, subject to adjustment, on Schedule 2.1(b).

“Sublease” means the sublease by KTD of a portion of Seller’s premises at 2381 Rosecrans Avenue, El Segundo, California 90245, to be executed and effective as of the Closing Date and, subject to the terms thereof, to be in effect for a forty (40) month period from the Closing Date and the Guaranty thereof by the Buyer, in the form of Exhibit C.

“Sublicense Agreement” means the Sublicense Agreements to be executed by Seller as sublicensor and Buyer as sublicensee with respect to the Other IP and effective as of the Closing Date substantially in the form of Exhibit D.

“Subsidiary” means with respect to any Person any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the owner or one or more of its Subsidiaries.

“Superior Offer” shall mean an unsolicited, bona fide offer made by a third party to acquire, directly or indirectly, pursuant to a merger, tender offer, exchange offer, acquisition, consolidation or other business combination, either the Specified Assets or substantially all of the assets of Seller or more than 50% of the total outstanding voting securities of Seller on the terms that the Board of Directors of Seller has in good faith concluded (following the receipt of advice of its outside legal counsel and consultation with its financial adviser of recognized reputation), taking into account, among other things, all legal, financial, regulatory and other aspects of the offer and the Person making the offer, to be more favorable, from a financial point of view, than the terms of the Acquisition and is reasonably capable of being consummated.

“Taxes” and “Tax” means all taxes, additions to tax, penalties, interest, fines, duties, withholdings, assessments, and charges assessed or imposed by any governmental authority, including but not limited to all national, federal, state, county, local and foreign income, profits, gross receipts, import, ad valorem, real and personal property, franchise, license, sales, use, value added, stamp, transfer, withholding, payroll, employment, excise, custom, duty, and any other taxes, obligations and assessments of any kind whatsoever; the foregoing shall include, but not be limited to, any liability arising as a result of being (or ceasing to be) a member of any affiliated, consolidated, combined, or unitary group as well as any liability under any Tax allocation, Tax sharing, Tax indemnity or similar agreement.

“Technical Documentation” means any and all technical and descriptive materials relating to the acquisition, design, development, testing, fixing, use, or maintenance of, and the program documentation and materials for, Seller’s Products.

“Transaction Documents” means this Agreement, the License Agreement, the Sublease, the Bill of Sale, the Assignment and Assumption Agreement, the Escrow Agreement, the Sublicense Agreement, and all documents ancillary thereto.

“Transfer and Sales Taxes” means all sales tax, use taxes, stamp taxes, conveyance taxes, transfer taxes, filing fees and other similar duties, taxes and fees, if any, imposed upon, or resulting from, the transfer of the Specified Assets.

“Transferred Contracts” means the Contracts listed on Schedule 2.1 to be transferred to Buyer.

“Transferred Employee” means an employee of Seller on the date hereof who is an Anticipated Transferred Employee and who accepts employment with Buyer commencing as of the Closing Date.

“Transferred Intellectual Property” means Seller’s Patents, Know-How, Copyrights and Software, other than any Know-How, Copyrights and Software which are part of the Excluded Assets.

1.2  Other Terms and Dollar Amounts. Other terms may be defined elsewhere in the text of this Agreement and shall have the meanings indicated throughout this Agreement. All dollar amounts shall refer to the lawful currency of the United States of America.

ARTICLE 2
PURCHASE, SALE AND TRANSFER OF SPECIFIED ASSETS

2.1  Purchased Assets. Upon the terms and subject to the conditions set forth in this Agreement, effective as of the Closing, Seller agrees to irrevocably sell, transfer, assign and convey to Buyer, and Buyer agrees to purchase from Seller the assets listed on Schedules 2.1(a) (Transferred Intellectual Property) and 2.1(b) (Fixed Assets) hereto (the “Specified Assets”) free and clear of all Liens. At the Closing, Seller shall deliver the Bill of Sale to Buyer and the Buyer and Seller shall execute the Assignment and Assumption Agreement and such other documents and instruments of assignment and transfer as Buyer shall reasonably request.

2.2  Excluded Assets. Buyer is not acquiring any of Seller’s cash, cash equivalents, receivables, fixed assets not described as part of the Specified Assets or any other asset of Seller that is not within the definition of Specified Assets. Additionally, Specified Assets, as such term is used herein, also shall not include any of the following assets of Seller (the “Excluded Assets”):

(i)  all rights of Seller under its licenses or agreements with Adobe Systems Incorporated and Novell Inc.;

(ii)  all rights and obligations of Seller under all existing agreements with all of its other vendors, independent contractors or licensors, including, without limitation, license agreements, maintenance and service agreements and engineering service agreements; provided none of which transfer title to any Intellectual Property owned by Seller;

(iii)  all of Seller’s customized Intellectual Property that has been previously integrated into products or services licensed or otherwise provided by Seller to third parties or specifically created for customers of the Seller after December 7, 2007 other than Buyer and, which, in either case, (i) has not also been provided to or integrated into products or services licensed to Buyer, or (ii) developed pursuant to or in connection with the Existing Agreements;

(iv)  all rights and obligations of Seller under all existing agreements with all of its customers, including, without limitation, license agreements, maintenance and service agreements and engineering service agreements with all of its customers, provided none of which transfer title to any Intellectual Property owned by Seller;

(v)  all rights of Seller under the Lease (except to the extent and subject to the terms of the Sublease);

(vi)  the telephone system, telephones, telephone lines, cables, wiring, servers, leasehold improvements (except to the extent rights of ownership or use are granted under the Sublease) and any other tangible assets that are used on a company wide basis by Seller;

(vii)  any third-party software listed on Schedules 2.1(b) and 2.2(c) hereto that is presently licensed to Seller for the computers and work stations which are part of the Fixed Assets (except to the extent that consent can be obtained without cost to Seller and without delay in the Closing or as may be otherwise agreed to by Buyer and Seller, in which case Schedules 2.1(b) and 2.2(c) will be appropriately amended);

(viii)  all of Seller’s trademarks, service marks, trade names, trademark and service mark applications, domain names and websites;

(ix)  any Intellectual Property developed or created after December 7, 2007 that has not been developed, created or utilized for the Buyer or integrated into products or services licensed to Buyer or developed pursuant to or in connection with the Existing Agreements; and

(x)  any Intellectual Property purchased after December 7, 2007, except to the extent such Intellectual Property is provided to or integrated into products or services licensed to Buyer.

2.3  Purchase Price. The total consideration to be paid to Seller from Buyer for the Specified Assets (the “Purchase Price”) shall be Thirty Seven Million Dollars ($37,000,000), subject to Section 9.8.

2.4  Payment of Purchase Price. The Purchase Price shall be paid as follows:

(a)  On the Closing Date, Buyer shall pay (i) to Seller by wire transfer of immediately available funds, to a bank account designated in writing by Seller, an amount equal to Thirty Three Million Dollars ($33,000,000) (the “Initial Payment”) and (ii) to the Escrow Agent by wire transfer of immediately available funds, to a bank account designated in writing by the Escrow Agent, an amount equal to Four Million Dollars ($4,000,000) (the “Holdback Amount”).

(b)  On the date that is the first Business Day after fifteen (15) months following the Closing Date, in accordance with the terms of the Escrow Agreement, the Escrow Agent shall release to Seller by wire transfer of immediately available funds, to a bank account designated in writing by Seller, an amount equal to Two Million Dollars ($2,000,000), less any reductions thereto permitted pursuant to Article 9.

(c)  On the date that is the first Business Day after twenty-four (24) months following the Closing Date, in accordance with the terms of the Escrow Agreement, the Escrow Agent shall pay to Seller by wire transfer of immediately available funds, to a bank account designated in writing by Seller, an amount equal to the remaining portion of the Holdback Amount, less any reductions thereto permitted pursuant to Article 9.

2.5  Assumed Liabilities. At the Closing, Buyer shall only assume and agree to pay, perform and discharge in due course only the following liabilities and obligations of the Seller (the “Assumed Liabilities”): (a) accrued and unpaid vacation, sick and leave time of the Transferred Employees prior to Closing in accordance with the policies of Seller in effect prior to the execution of this Agreement as disclosed on Schedule 3.14; (b) the payment of any filing and maintenance fees required to be paid after the Closing Date to maintain the effectiveness of any filings made with respect to the Intellectual Property; (c) all obligations of Buyer under the Sublease; and (d) all obligations arising from and after the Closing Date under the Transferred Contracts.

2.6  Retained Liabilities. The parties agree that Buyer is not, nor shall be considered, the successor to Seller, and that Buyer does not hereby agree to assume or become liable to pay, perform or discharge any of Seller’s obligations, undertakings or liabilities of any kind or nature whatsoever, whether known or unknown, fixed or contingent, determined or determinable, due or not yet due, or otherwise, that is not expressly assumed by Buyer under Section 2.5 (the “Retained Liabilities”) or payable by Buyer under Section 11.5.

2.7  Allocation of Purchase Price. Subject to adjustment to reflect the actual Fixed Assets to be transferred at Closing, Buyer and Seller have agreed to allocate the Purchase Price among the Specified Assets, the Assumed Liabilities and the licenses granted under the License Agreement in accordance with Schedule 2.7. The allocation has been agreed to by Seller and Buyer after arm’s-length negotiations and in accordance with Section 1060 of the Code and other applicable laws. Seller and Buyer will, to the extent permitted by applicable law, adopt and utilize the amounts allocated to each asset or class of assets, as such allocations may be adjusted pursuant to this Agreement, for purposes of all foreign, federal, state, local and other tax returns or reports, in any claim for refund, or otherwise with respect to such tax returns or reports. Each party agrees to timely file an IRS Form 8594 or other applicable form reflecting the allocation of the Purchase Price for the taxable year that includes the Closing and to timely file any comparable or similar forms required by applicable federal, state, local, and foreign tax laws.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

3.1  Organization; Directors and Officers. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all necessary power and authority to own its properties and assets and conduct the business presently being conducted by it. Seller is duly licensed or qualified to do business as a corporation and is in good standing in the jurisdictions where the conduct or nature of the business or the ownership, leasing, holding or use of any property or asset related to or used in connection with the business makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect.

3.2  Authority. Seller has full power and authority to enter into this Agreement and the Transaction Documents and, subject to the receipt of the affirmative vote of the holders of a majority in voting power of the outstanding capital stock of Seller in respect of this Agreement and the Acquisition (“Seller Stockholder Approval”), the Seller will have full power and authority to perform its obligations hereunder and under the other Transaction Documents. This Agreement has been duly authorized, executed and delivered by all necessary corporate action of Seller, other than Seller Stockholder Approval and, subject to receiving Seller Stockholder Approval, constitutes a legal, valid and binding agreement of Seller enforceable against it in accordance with its terms, subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The other Transaction Documents have been duly authorized, other than Seller Stockholder Approval, and, subject to receiving Seller Stockholder Approval, upon due execution and delivery will constitute legal, valid and binding agreements of Seller enforceable against it in accordance with its terms, subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Except for the Seller Stockholder Approval, no further proceeding on the part of Seller is necessary to authorize this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. Neither the execution and delivery of this Agreement or the other Transaction Documents nor compliance by Seller with the terms and provisions hereunder and thereunder will (i) violate or conflict with any provision of the certificate of incorporation, bylaws or other governing instruments of Seller, (ii) subject to obtaining the Consents as set forth of Schedule 3.7, require any consent under or violate or conflict with any Contract of Seller, or (iii) other than any export licenses or permits, violate or conflict with any Law to which Seller or any of the Specified Assets is subject or (iv) create any Lien upon any of the Specified Assets or any other assets of the Seller.

3.3  Financial Information.

(a)  Seller has delivered or made available to Buyer (through reference to documents filed by EDGAR or otherwise) copies of all forms, reports and documents filed by Seller with the Securities and Exchange Commission (“SEC”) since December 31, 2005.

(b)  Seller and each of its Subsidiaries is able to pay its debts generally as they become due and is solvent (determined by the fair market value of its assets exceeding its liabilities) and will not be rendered insolvent as a result of the transactions contemplated by the Transaction Documents. Seller has not either voluntarily or involuntarily, (i) admitted in writing that it is or may become unable to pay its debts generally as they become due, (ii) filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of an insolvency act, (iii) made an assignment for the benefit of its creditors, (iv) consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, (v) had a petition in bankruptcy filed against it, (vi) been adjudged bankrupt or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any Law, or (vii) incurred, or believed or reasonably should have believed it would incur, debts that are or will be beyond its ability to pay as such debts mature. Seller is not engaged nor currently contemplates being engaged in a business or transaction for which any property remaining would be insufficient to continue to operate its businesses.

3.4  Absence of Liabilities, Changes and Events. Since December 31, 2006, except as set forth on Schedule 3.4 hereto, Seller has not (a) incurred any debts, liabilities, claims against or obligations, and to Seller’s Knowledge, there is no reasonable legal basis therefor, that may adversely affect Seller’ ability to perform its obligations hereunder or under the other Transaction Documents or may adversely affect the ownership of the Specified Assets or the use thereof by Buyer in the manner currently used by Seller, whether accrued, absolute, contingent or otherwise, and whether due or to become due, including but not limited to liabilities on account of taxes, other governmental charges, duties, penalties, interest or fine; (b) sold, assigned or transferred any tangible or intangible asset of Seller other than in the ordinary course of business; or (c) increased any salaries, wages or employee benefits or made any arrangement for payment of any bonus or special compensation for any Anticipated Transferred Employee other than in the ordinary course of business; or (d) agreed to take any action described in (a) through (c) above.

3.5  Litigation and Claims. Except as set forth on Schedule 3.5, there are no actions, suits, claims, or proceedings pending or, to Seller’s Knowledge, threatened against or by Seller or the Specified Assets, at law, in equity or otherwise, in, before, or by, any court, arbitrator, or governmental agency or authority which could have a Material Adverse Effect, and, to the Knowledge of Seller, no reasonable basis for any such claim exists. There are no unsatisfied judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against or affecting Seller or its assets.

3.6  Compliance with Law. The use of the Specified Assets as currently conducted by Seller has not violated and is not in violation of any applicable Law. Other than any export licenses or permits, all governmental approvals, registrations, notifications, permits, licenses and other permissions or authorizations required in connection with the use of Specified Assets as currently conducted by Seller have been obtained and are in full force and effect and are being complied with. In the three (3) years prior to the date hereof, Seller has not received any written notification of any asserted past or present violation of any applicable Law, or any written complaint, inquiry or request for information from any governmental entity relating thereto in connection with the Specified Assets or the use of the Specified Assets. Other than as specified in Schedule 3.6, the Seller has received no written notice that any of the Specified Assets is the subject of any federal, state or local enforcement action or other investigation. All documentation, correspondence, reports, data, analysis and certifications relating to or regarding the Specified Assets filed or delivered (or, if amended, as of the date for which such amendment speaks) by or on its behalf to any governmental authority, agency or body were true and accurate when so filed or delivered and remain, to the extent required by any applicable Laws.

3.7  Consents. Other than any export licenses or permits, Schedule 3.7 hereto lists each consent, approval, notice, permit, exemption, waiver or authorization (collectively, the “Consents”), that is legally or contractually required to duly and validly transfer or assign to Buyer the Specified Assets or Assumed Liabilities, pursuant to the terms hereof or pursuant to the other Transaction Documents.

3.8  Title to and Condition of Specified Assets. Seller has full right, title and interest to the intangible Specified Assets and good and valid title to the tangible Specified Assets, free and clear of all Liens and will convey the same to Buyer at the Closing, except that to the extent that Seller will license its rights to Other IP pursuant to the Sublicense Agreements (the “Sublicensed IP”). The tangible Specified Assets are in normal operating condition and free from any significant defects, ordinary wear and tear excepted. Seller has paid or will have paid all filing and maintenance fees with respect to the Patents due and payable prior to the Closing Date. All of the Specified Assets are in the possession and/or control of Seller and no Subsidiary has any other right or interest in the Specified Assets.

3.9  Intellectual Property.

(a)  Except for the Patents, Know-How, Copyrights and Software which are part of the Excluded Assets, the Transferred Intellectual Property and the Sublicensed IP contain all Patents, Know-How, Copyrights and Software of or used by Seller and its Subsidiaries from December 31, 2003 to the Closing Date and no other Patents, Know-How, Copyrights and Software (other than those which are part of the Excluded Assets) are necessary to or used in the conduct of Seller’s business. Except as set forth on Schedule 3.9(a) hereto, Seller owns the Transferred Intellectual Property (the “Owned IP”), or is licensed or authorized or otherwise has the right to use the Transferred Intellectual Property (the “Licensed IP”). All Transferred Intellectual Property is either Owned IP or Licensed IP.

(b)  Schedule 3.9(b) hereto lists all Licensed IP specifying to each item, as applicable: (i) the nature of the item, including the title, (ii) the owner of the item, (iii) the title of the Contract or other arrangements pursuant to which Seller has the right to use such Intellectual Property, (iv) whether the license is exclusive or non-exclusive and any limitations on the right to use such Intellectual Property, and (v) any royalties or other consideration payable thereunder (collectively the “Licensed IP Licenses”).

(c)  Schedule 3.9(c) hereto lists all Intellectual Property (other than any Intellectual Property that is the subject of the Block License Agreement) that is licensed to Seller, incorporated in the Owned IP and is not Licensed IP (collectively the “Other IP”), specifying as to each such Other IP, as applicable: (i) the nature of the Other IP, (ii) the Transferred Intellectual Property into which such Other IP is incorporated, (iii) the owner of such Other IP, (iv) the title of any license agreement relating to the Other IP (collectively, the “Other IP Licenses”), (v) any limitations on the right to use such Intellectual Property, and, (vi) any royalties or other consideration payable thereunder.

(d)  Schedule 3.9(d) hereto lists all Owned IP specifying as to each item, as applicable: (i) the nature of the item, including the title, (ii) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed, and (iii) the issuance, registration or application numbers and dates.

(e)  Seller owns, free and clear of all Liens, has, to the Seller’s Knowledge, valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all Owned IP and at the Closing, will transfer the same to Buyer. Seller has not transferred its title in or to any Owned IP, and no Owned IP has been licensed or supplied by Seller to any Person since December 31, 2003 except as set forth in Schedule 3.9(e).

(f)  Except as set forth on Schedule 3.9(f), Seller has a valid and enforceable license or other right to use all Licensed IP and Other IP and at the Closing, will transfer the right to use the Licensed IP to Buyer pursuant to the Assignment and Assumption Agreement or license to Buyer the right to use the Other IP pursuant to the Sublicense Agreement. Seller has performed all obligations imposed on it in the Licensed IP Licenses and the Other IP Licenses, has made all payments required to date, and is not in breach or default thereunder in any respect, nor to the Seller’s Knowledge, is there any event which with notice or lapse of time or both would constitute a default or breach thereunder by Seller.

(g)  Except as set forth on Schedule 3.9(g), all Owned IP which are granted and issued Patents are subsisting and unexpired and have not been abandoned and all filing, renewal or other fees have been timely and fully paid by Seller when due, and all such Owned IP is, to Seller’s Knowledge, valid and enforceable. Except as set forth on Schedule 3.9(g), all Owned IP which are applications for Patent registrations (collectively, the “IP Applications”) are pending, active, subsisting and have not been abandoned and all filing, renewal or other fees have been timely and fully paid when due by Seller. To Seller’s Knowledge, Seller has timely and fully responded to all office actions or other comments, actions or filings of any kind made by any governmental entity with respect to any IP Application to full satisfaction of the applicable governmental entity. To Seller’s Knowledge, there is no currently existing reason or basis why any pending IP Application which has not been abandoned by Seller should not be granted or any Seller’s Patent should not be held valid or enforceable. To Seller’s Knowledge, neither Seller nor any officer, employee or agent of Seller has made an untrue statement of a material fact or fraudulent statement to any governmental authority, failed to disclose a material fact required to be disclosed to any governmental authority, or committed an act, made a statement, or failed to make a statement that would provide a basis to invalidate or hold unenforceable any Patent, whenever granted. Buyer has been provided with copies of the files for all Owned IP which are granted and issued Patents or IP Applications and, all such files are true, accurate and complete in all material respects. The Owned IP does not consist of any registered Copyrights or applications to register Copyrights.

(h)  To Seller’s Knowledge, Seller’s rights in the Transferred Intellectual Property are valid and enforceable and there is no current event or circumstance that would impair the validity or enforceability thereof. No claim or action is pending or, to Seller’s Knowledge, threatened and Seller has no Knowledge of any basis for any claim that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense any Transferred Intellectual Property, and no Transferred Intellectual Property is subject to any outstanding order, ruling, decree, stipulation, charge or agreement restricting in any manner the use, the licensing, or the sublicensing thereof.

(i)  None of the Owned IP is, to Seller’s Knowledge, being infringed by others, or is subject to any outstanding order, decree, judgment, or stipulation. No litigation (or other proceeding in or before any governmental authority or arbitral body) relating to the Owned IP is pending, or to Seller’s Knowledge, threatened, nor, to Seller’s Knowledge, is there any basis for any such litigation or proceeding. To Seller’s Knowledge, none of the Licensed IP is being infringed by others or is subject to any outstanding order, decree, judgment, or stipulation. To Seller’s Knowledge, no litigation (or other proceeding in or before any governmental authority or arbitral body) relating to the Licensed IP is pending or threatened nor is there any basis for any such litigation or proceeding.

(j)  Except as set forth on Schedule 3.5, the Transferred Intellectual Property does not infringe, and Seller has not made unlawful use of the Intellectual Property of another Person. Except as set forth on Schedule 3.5, no litigation (or other proceeding in or before any governmental authority or arbitral body) charging Seller with infringement or unauthorized or unlawful use of any Transferred Intellectual Property is pending, or to Seller’s Knowledge, threatened.

(k)  Seller maintains commercially reasonable security measures for the preservation of the secrecy and proprietary nature of the Transferred Intellectual Property. All Anticipated Transferred Employees have executed and delivered to Seller non-disclosure agreements that are in full force and effect and, to Seller’s Knowledge, fully enforceable by Seller. All of such Contracts are listed in Schedule 3.9(k) and copies thereof have been delivered to Buyer. To Seller’s Knowledge there have been no breaches of such agreements or of any of Seller’s security measures.

(l)  Each present employee, officer, consultant to the Seller or any Person who was an employee, officer or consultant to the Seller at any time after January 1, 2001 or any other Person who developed any part of any Transferred Intellectual Property, either: (i) is a party to a Contract that conveys or obligates such Person to convey to Seller any and all right, title and interest in and to all such Transferred Intellectual Property Rights developed by such Person, (ii) as to copyrighted or copyrightable material created in the course of such Person’s employment with or engagement on behalf of Seller is a party to a “work made for hire” Contract pursuant to which Seller is deemed as a matter of Law to be the original owner/author of all proprietary rights in such material, or (iii) otherwise has by operation of Law vested in Seller any and all right, title and interest in and to all such Transferred Intellectual Property developed by such Person. To Seller’s Knowledge, at no time during the conception or reduction to practice of any Transferred Intellectual Property was any developer, inventor or other contributor to such Transferred Intellectual Property operating directly or indirectly under any grants from any governmental authority or subject to any employment agreement, invention assignment, nondisclosure agreement or other Contract with any Person that could adversely affect the rights of Seller, and upon the Acquisition, Buyer to such Transferred Intellectual Property.

(m)  The execution and performance by Seller of this Agreement and the other Transaction Documents will not result in the loss or impairment of the rights of Buyer to own or use any of the Transferred Intellectual Property and Seller is not, nor as a result of the execution and delivery of this Agreement or the other Transaction Documents or the performance of its obligations hereunder or thereunder will be, in violation of any IP License.

3.10  Seller’s Products.

(a)  Schedule 3.10(a) hereto contains a complete list and description of all products (other than Seller’s Products) used by Seller to develop the Seller’s Products (“Seller’s Tools”) specifying to each item, as applicable: (i) the nature and purpose of the item, including the title, (ii) the owner of the item, (iii) if Seller is not the owner thereof, the title of the licenses or other Contracts or arrangements pursuant to which Seller has the right to use such Seller’s Tool (which information shall be provided by Seller to Buyer prior to the Closing), and (iv) if Seller is not the owner thereof, whether such Seller’s Tool is part of the Licensed IP or the Other IP or whether Buyer will need to obtain its own rights to use Seller’s Tool from the owner thereof.

(b)  True and correct copies of the Technical Documentation that presently exists for all Seller’s Products have been delivered to Buyer. True and correct copies of the Technical Documentation that presently exists for all Seller’s Tools have been delivered to Buyer except to the extent that Seller is restricted from providing any or all of such Technical Documentation pursuant to agreements with the owners of such Seller’s Tools. The Technical Documentation for Seller’s Products includes the documentation, statements of principal of operation, and schematics, as well as any pertinent commentary or explanation that may be necessary to render such materials understandable and usable by Buyer.

(c)  Except as set forth on Schedule 3.10(c), Seller owns all rights, title and interest in and to, or otherwise has the sole and exclusive right to use, without the payment of royalties or other consideration, all of Seller’s Products and those of Seller’s Tools owned by Seller and Technical Documentation for both of the foregoing contain no other programming or materials in which any third party may claim superior, joint, or common ownership, including any right or license. Seller’s Products and those of Seller’s Tools owned by Seller and Technical Documentation for both of the foregoing do not contain derivative works of any programming or materials not owned in their entirety by Seller.

3.11  WARN Act and Other Employee Matters. Seller has not taken and does not intend to take any action that could constitute a “mass layoff,” “mass termination” or “plant closing” within the meaning of the Worker Adjustment and Retraining Notification Act, as amended, and the rules and regulations promulgated thereunder or otherwise trigger notice requirements or liability under any federal, local, state or foreign plant closing notice law in connection with the transactions contemplated by this Agreement.

3.12  Contracts and Commitments. Schedule 3.12 hereto contains a complete and accurate list of all material Contracts of the Seller (the “Seller Agreements”) concerning the following matters:

(i) the employment or engagement of any Anticipated Transferred Employee;

(ii) any covenant not to compete or confidentiality agreement affecting an Anticipated Transferred Employee;

(iii) any arrangement limiting the freedom of Seller to use the Transferred Intellectual Property in any manner;

(iv) any arrangement that could reasonably be anticipated to have a Material Adverse Effect;

(v) any agreement restricting the Seller’s transfer or sale of Transferred Intellectual Property or the other Specified Assets;

(vi) any royalty agreement which requires a payment by Seller with respect to the Owned IP;

(vii) any contract for the sale of any Specified Assets or the business of Seller; and

(viii) any license, as licensee, of the Licensed IP or Other IP.

The Seller Agreements are valid and, to Seller’s Knowledge, enforceable in accordance with their terms, and there is not under any of such Seller Agreements (i) any existing or claimed default by any Seller or, to Seller’s Knowledge, any event which, with the notice or lapse in time, or both, would constitute a default by any Seller or (ii) to the Knowledge of Seller, any existing or claimed default by any other party or event which with notice or lapse of time, or both, would constitute a material default by any such party. Except as indicated on Schedule 3.12, the continuation, validity and effectiveness of the Seller Agreements will not be affected by the Acquisition, and the Acquisition will not result in a breach of or default under, or require the Consent of any other party to, any of the Seller Agreements. There is no actual or, to the Knowledge of Seller, threatened termination, cancellation or limitation of any Seller Agreements. To Seller’s Knowledge, there is no pending or threatened bankruptcy, insolvency or similar proceeding with respect to any other party to the Seller Agreements.

3.13  Employment and Labor Matters. The Seller has withheld and reported all amounts required by Law to be withheld and reported with respect to wages, salaries and other payments to the Anticipated Transfer Employees. Except as disclosed on Schedule 3.13, with respect to the Anticipated Transferred Employees:

(i)  except for routine government inquiries, examinations and inspections which Seller has no reason to believe are material, there are no charges, governmental audits, investigations, administrative proceedings or complaints, grievances or actions concerning the employment practices of Seller pending, nor has Seller been expressly notified of any such matter being threatened, before any federal, state or local agency or court and, to the Knowledge of Seller, no basis for any such matter exists;

(ii)  Seller is not a party to any union or collective bargaining agreement, no union attempts to organize its employees have been made, nor are any such attempts now threatened;

(iii)  Seller has not experienced any organized slowdown, work interruption, strike, or work stoppage by any such employees; and

(iv)  Seller will not violate any applicable Laws respecting employment and employment practices relating to such employees as a result of the transactions contemplated by this Agreement.

3.14  Employee Benefit Matters.

(a)  A true, correct and complete list of the names, titles, base salaries, bonus information (including retention if payments made by Seller after December 7, 2007), date of hiring, sick and vacation leave that is accrued and unused and all other benefits of the Anticipated Transferred Employees as of the date hereof is included on Schedule 3.14. To Seller’s Knowledge as of the date hereof, except as contemplated by this Agreement (a) it is not expected that any of the Anticipated Transferred Employees will be terminating employment with the Seller prior to the Closing Date or will not commence employment with Buyer as of the Closing Date, (b) none of the Anticipated Transferred Employees have violated any confidentiality agreement with Seller and (c) none of the Anticipated Transferred Employees have, in the course of their duties as employees of Seller, violated any Laws or Seller company policies.

(b)  The Anticipated Transferred Employees receive benefits or are eligible under only the employee pension benefit plans, as defined in Section 3(2) of ERISA, as are listed in Schedule 3.14 hereto (the “Pension Plans”). Except as disclosed on Schedule 3.14, Seller has maintained or contributed within the last six (6) years to any other employee pension benefit plan, as defined in Section 3(2) of ERISA, which was subject to Title IV of ERISA.

(c)  The Anticipated Transferred Employees receive benefits or are eligible under only the employee welfare benefit plans, as defined in Section 3(1) of ERISA (including but not limited to, life insurance, medical, hospitalization, holiday, vacation, disability dental and vision plans) as are listed on Schedule 3.14 (the “Welfare Plans”).

(d)  The Anticipated Transferred Employees receive benefits or are eligible under the incentive compensation, material fringe benefit, material payroll or employment practice, bonus, option, stock purchase, severance, sick pay, salary continuation, deferred compensation, supplemental executive compensation plans, employment agreements (other than those terminable at will without severance) and consulting agreements listed in Schedule 3.14 (the “Compensation Programs”).

(e)  Each Pension Plan and Welfare Plan has been operated and administered in substantial compliance with ERISA and the Code; each Pension Plan which is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified or a request for such determination has been timely filed with theirs or the Pension Plan is a prototype plan for which the prototype sponsor has obtained a favorable IRS opinion letter (and to Seller’s Knowledge, no event has occurred between the date of the last such determination and the Closing Date that would reasonably be expected to cause the Internal Revenue Service to revoke such determination).

(f)  All amounts required to be paid by any Seller with respect to any Anticipated Transferred Employee under each Pension Plan, Welfare Plan and Compensation Program on or before the Closing Date have or will be paid.

(g)  Except as set forth in Schedule 3.14, neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby or by the Transaction Documents will (i) result in any severance, golden parachute or comparable payment becoming due to any Anticipated Transferred Employee, or (ii) increase any benefits otherwise payable under any Pension Plan, Welfare Plan or Compensation Program to any Anticipated Transferred Employee.

3.15  Insurance. Seller maintains insurance policies that it considers adequate, including, without limitation, general liability, employer’s liability, business liability and errors and omissions policies. All such insurance policies are listed on Schedule 3.15 and are in full force and effect and, to Seller’s Knowledge, enforceable in accordance with their terms. All of the Specified Assets and the use of the Specified Assets of an insurable nature are insured by Seller in such amounts and against such losses or risks as it considers adequate.

3.16  No Finders. Neither Seller nor any of its Affiliates is obligated to pay a brokerage commission, finder’s fee or other like payment to any third party (which excludes any director, officer, employee or consultant of Seller who may receive a bonus or success fee) in connection with the transactions contemplated hereby or by the other Transaction Documents.

3.17  Fairness Opinion. Seller has received the opinion of Morgan Joseph & Co., Inc. dated January 2, 2008 to the effect that as of the date of this Agreement, the consideration to be received by Seller in the Acquisition is fair, from a financial point of view, to Seller.

3.18  Disclosure. Neither the representations and warranties of Seller contained in this Article 3 nor in any statement, schedule, exhibit, certificate or instrument to be furnished to Buyer by Seller pursuant to or in connection with this Agreement contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

4.1  Organization of Buyer and KTD. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Japan. KTD is a corporation duly organized, validly existing and in good standing under the laws of California. Each of Buyer and KTD has all necessary power and authority to own its properties and assets and conduct the business presently being conducted by it.

4.2  Authority. Buyer has full power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder or thereunder. KTD has full power and authority to enter into the Sublease and to perform its obligations thereunder.This Agreement has been duly authorized, executed and delivered by all necessary corporate action of Buyer, and constitutes a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The other Transaction Documents have been duly authorized, and upon due execution and delivery, will constitute legal, valid and binding agreements of Buyer (and KTD in the case of the Sublease), enforceable against it in accordance with their terms, subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. No further proceeding on the part of Buyer is necessary to authorize this Agreement or the other Transaction Documents (or on the part of KTD in the case of the Sublease) and the transactions contemplated hereby or thereby. Neither the execution and delivery of this Agreement or the other Transaction Documents nor compliance by Buyer with the terms and provisions hereof or thereof will (i) violate or conflict with any provision of the applicable corporate organizational documents of Buyer, (ii) violate or conflict with any Contract of Buyer, (iii) violate or conflict with any Law to which Buyer is subject, or (iv) create any Lien upon any of the assets of Buyer. Neither the execution and delivery of the Sublease nor compliance by KTD with the terms and provisions thereof will (i) violate or conflict with any provision of the applicable corporate organizational documents of KTD, (ii) violate or conflict with any Contract of KTD, (iii) violate or conflict with any Law to which KTD is subject, or (iv) create any Lien upon any of the assets of KTD.

4.3  Litigation and Claims. As of the date of this Agreement, there are no actions, suits, claims, or proceedings pending or, to Buyer’s knowledge, threatened against or by Buyer or KTD in connection with or relating to the transactions contemplated by this Agreement or the other Transaction Documents, at law, in equity or otherwise, in, before, or by, any court, arbitrator, or governmental agency or authority, and, to the knowledge of Buyer, no reasonable basis for any such claim exists.

4.4  No Finders. No act of Buyer or KTD or any of their Affiliates has given or will give rise to any claim against any of the parties hereto for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement.

4.5  Electronic Delivery. Buyer acknowledges that any and all Software of the Seller transferred pursuant to this Agreement has been received by electronic transmission.

ARTICLE 5
CERTAIN COVENANTS AND AGREEMENTS

5.1  Approvals and Consents/Stockholder Approval.

(a)  As promptly as practicable after the execution of this Agreement, Seller will use commercially reasonable efforts to obtain, at its cost and expense, all approvals and Consents of all third parties (other than the Governmental Consents required to be obtained by Buyer pursuant to Section 5.2(c) necessary for the transactions contemplated herein. Without limiting the generality of the foregoing, subject to Section 5.6, Seller agrees to take all reasonable action necessary or advisable in accordance with the DGCL, the Exchange Act and all applicable Laws and Seller’s Certificate of Incorporation and Bylaws to obtain the approval of the Seller’s Stockholders of this Agreement and the Acquisition at a meeting of the Seller’s Stockholders as soon as practicable after the SEC has cleared a proxy statement to be prepared and filed by Seller in accordance with the Exchange Act. Seller will, prior to filing the proxy statement, or amendments or supplements thereto, with the SEC, consult with Buyer and give Buyer a reasonable opportunity to comment thereon. With respect to any supplements or other proxy communication (other than press releases) that Seller may file with the SEC, Seller shall, to the extent and only to the extent that Seller believes that it is reasonable under the circumstances then existing, shall consult with Buyer prior to such filings and give Buyer a reasonable opportunity to comment thereon.

(b)  None of the information supplied or to be supplied by or on behalf of Seller for inclusion or incorporation by reference in the proxy statement will, at the time such incorporated documents are filed with the SEC or will, at the time the proxy statement is mailed to the Seller’s Stockholders, or at the time of the Seller’s Stockholders’ Meeting (hereinafter defined), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The proxy statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by Seller with respect to statements made or incorporated by reference therein which are by or about Buyer or based on information supplied by Buyer for inclusion or incorporation by reference in the proxy statement.

(c)  Seller shall promptly take all action necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws and other applicable Laws to call, hold and convene a meeting of its stockholders to consider the adoption and approval of this Agreement and the Acquisition (“Stockholders’ Meeting”) to be held as promptly as practicable after the proxy statement has been cleared by the SEC and that all proxies are voted at such Stockholder’s Meetings in accordance with their instructions. Subject to Section 5.6, Seller shall use commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the Acquisition. Notwithstanding anything to the contrary contained in this Agreement, Seller may adjourn or postpone its Stockholders’ Meeting to the extent necessary to ensure that any necessary supplement or amendment to the proxy statement is provided to its stockholders in advance of a vote on this Agreement or the Acquisition, or if as of the time for which the Stockholders’ Meeting is originally scheduled (as set forth in the proxy statement) there are insufficient shares of Seller Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Stockholders’ Meeting or in response to an Acquisition Proposal if the Board of Directors of Seller determines, after consultation with its outside legal counsel and financial advisors, that there is a reasonable likelihood that such Acquisition Proposal could lead to a Superior Offer and that the failure to do so would result in a breach of the Board of Directors’ fiduciary obligations under applicable Law.

(d)  Subject to Section 5.6: (i) the Board of Directors of Seller shall recommend that its stockholders vote in favor of adoption and approval of this Agreement and the Acquisition, at its Stockholder’s Meeting, (ii) the proxy statement shall include a statement to the effect that the Board of Directors of Seller has recommended that Seller’s Stockholders vote in favor of the adoption and approval of this Agreement and approval of the Acquisition, and (iii) neither the Board of Directors of Seller nor any committee thereof designated by the Board of Directors of Seller shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Buyer, the recommendation of the Board of Directors of Seller that Seller’s Stockholders vote in favor of adoption and approval of this Agreement and the Acquisition (the “Seller Recommendation”) For purposes of this Agreement, references to the “Board of Directors of Seller” shall refer to actions taken or approved by Seller’s Board of Directors in accordance with Seller’s Certificate of Incorporation, Bylaws and the DGCL, and shall not refer to the actions taken by one or more members of such Board of Directors who do not constitute a majority of the members of such Board of Directors. Buyer acknowledges and agrees that any acts taken, or filings made, by one or more members of Seller’s Board of Directors in his or their individual capacities as a director or stockholder, which have not been approved by the Board of Directors of Seller or a committee thereof designated by the Board of Directors of Seller, shall not be considered acts of Seller, and Seller shall have no liability under this Agreement for any such actions.

5.2  Cooperation by Buyer.

(a)  Buyer shall execute and deliver such instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by Seller, to confirm and assure the rights and obligations provided for in this Agreement or the other Transaction Documents and render effective the consummation of the transactions contemplated hereby and thereby.

(b)  None of the information supplied or to be supplied by or on behalf of Buyer for inclusion or incorporation by reference in the proxy statement will, at the time such incorporated documents are filed with the SEC or will, at the time the proxy statement is mailed to the Seller’s Stockholders, or at the time of the Stockholders’ Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading except that no representation or warranty is made by Buyer with respect to statements made or incorporated by reference therein based on information supplied by Seller for inclusion or incorporation by reference in the proxy statement.

(c)  Consistent with the provisions of Section 13 of the MDA, if the transfer of any Transferred Intellectual Property, or the sublicense of any Other IP, to Buyer requires any consent, approval, notice, permit, exemption, waiver or authorization from any governmental, regulatory or administrative body, agency or authority as a result of Buyer being a foreign entity (“Governmental Consent”), Buyer shall promptly either (i) if no Governmental Consent would be required if a United States Affiliate acquired the Transferred Intellectual Property and received the sublicense of the Other IP, assign its rights, but not its obligations, hereunder to such Affiliate, or (ii) use its reasonable best efforts to obtain, at its cost and expense, all Governmental Consents necessary to transfer the Transferred Intellectual Property to Buyer and sublicense the Other IP to Buyer. Seller shall provide Buyer with reasonable assistance in obtaining any such Governmental Consents.

5.3  Accuracy of Representations and Warranties. Seller shall refrain from taking any action or inaction, except with the prior written consent of Buyer, that would rendered any representation, warranty, covenant, or agreement of Seller in this Agreement inaccurate, or breached, in any material respect as of the Closing. At all times prior to the Closing, Seller will promptly inform Buyer in writing with respect to any matters hereafter arising that, if existing or occurring at the date of this Agreement, would have render any representation, warranty, covenant or agreement contained in this Agreement as inaccurate, or breached, in any material respect or would have been required to be set forth or described on a Schedule hereto.

5.4  Pre-Closing Access to Information, Records and Employees. Subject to Section 11.12, prior to the Closing Seller shall permit Buyer and such persons as it may designate, at Buyer’s expense, to visit and inspect any of the Specified Assets, and to examine the Seller Product Information and Seller Regulatory Information and take copies and extracts therefrom, all at reasonable times and upon reasonable notice. Prior to Closing, Seller shall make the Anticipated Transferred Employees, available for meetings and/or interviews with Buyer at such time and with such frequency as may be reasonably requested by Buyer without unreasonably disrupting Seller’s operations in order to assist Buyer in consummating the transactions contemplated by this Agreement.

5.5  Further Assurances. At such times and from time to time on and after the Closing Date, upon reasonable request by Buyer, Seller will execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances that may reasonably be required for the better conveying, transferring, assigning, delivering and confirming ownership to, or reducing to the possession of, Buyer or its respective successors and assigns all of the Specified Assets and to otherwise carry out the purposes of this Agreement; provided, that such documents shall not increase the liability or obligations of Seller beyond those set forth in this Agreement. The cost of any filing or recording fees for any of the foregoing shall be paid by Buyer.

5.6  No Solicitation of Other Offers.

(a)  From the date of this Agreement to the Closing Date, Seller agrees that it shall not, and shall not authorize or permit any of its officers or authorized agents or representatives to directly or indirectly: (i) solicit, initiate, knowingly facilitate or induce or encourage any Acquisition Proposal, (ii) participate in any discussions or negotiations with, or furnish any nonpublic information to, any Person that has made an Acquisition Proposal, (iii) approve, endorse or recommend any Acquisition Proposal (except to the extent specifically permitted pursuant to this Section 5.6), or (iv) enter into any letter of intent or agreement with respect to any Acquisition Proposal. Seller shall, and shall instruct its officers and authorized agents and representatives to, immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal. Nothing in this Section 5.6(a) shall be deemed to restrict Seller from having the discussions referred to in the definition of Acquisition Proposal to determine whether an Acquisition Proposal constitutes a Permitted Acquisition Proposal and, if an Acquisition Proposal constitutes a Permitted Acquisition Proposal, to engage in any discussions, negotiations or other activities with respect to such Permitted Acquisition Proposal, the provisions of this Section 5.6 being inapplicable to any Permitted Acquisition Proposal.

(b)  Notwithstanding anything to the contrary contained in Section 5.6(a), in the event that Seller receives an unsolicited Acquisition Proposal from a Person that the Board of Directors of Seller has in good faith concluded (after consultation with its financial advisor), will lead to a Superior Offer, it may then take the following actions but only if and to the extent that the Board of Directors of Seller concludes in good faith, following consultation with its outside legal counsel, that the failure to do so would be inconsistent with its fiduciary obligations under applicable Law: (i) furnish nonpublic information to the third party making such Acquisition Proposal, provided that (A)(1) concurrently with furnishing any such nonpublic information to such party, it gives Buyer written notice that it is furnishing nonpublic information in accordance with this Section 5.6 and (2) it receives from the third party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such third party on its behalf, the terms of which are at least as restrictive as the terms contained in the Non-Disclosure Agreement between Buyer and Seller in anticipation of this Agreement (but which shall not, in any event, contain restrictions on Seller’s ability to renegotiate with Buyer) and (B) contemporaneously with furnishing any such nonpublic information to such third party, it furnishes such nonpublic information to Buyer (to the extent such nonpublic information has not been previously so furnished); and (ii) engage in negotiations with the third party with respect to the Acquisition Proposal, provided that concurrently with entering into negotiations with such third party, it gives Buyer written notice that it is entering into negotiations with such third party. Notwithstanding anything to the contrary contained in this Agreement, Seller shall be permitted to (i) effect a change in the Seller Recommendation or enter into an agreement with respect to an Acquisition Proposal if Seller has complied with this Section 5.6 and the other provisions of this Agreement and has received an Acquisition Proposal from a third party and the Board of Directors of Seller, after consultation with its outside legal counsel and a financial advisor of recognized reputation, determines that such Acquisition Proposal constitutes a Superior Offer, or (ii) outside of the context of an Acquisition Proposal, effect a change in the Seller Recommendation if Seller’s Board of Director’s determines, after consultation with its outside legal counsel, that the failure to do so would constitute a breach of its fiduciary duties under applicable law.

(c)  Upon receipt of any Acquisition Proposal, Seller shall provide Buyer as promptly as practicable oral and written notice setting forth all such information as is reasonably necessary to keep Buyer informed in all material respects of the status and details (including material amendments or proposed material amendments) of any such Acquisition Proposal and shall promptly provide to Buyer a copy of all written materials subsequently provided in connection with such Acquisition Proposal, request or inquiry (to the extent such materials of Seller has not previously been provided to Buyer). Seller shall provide Buyer with forty-eight (48) hours notice of any meeting of its Board of Directors at which its Board of Directors is reasonably expected to consider any Acquisition Proposal and prior to effecting a change in the Seller Recommendation or terminating this Agreement during which time it shall be afforded the opportunity to propose to revise the terms of the Acquisition or match the terms and conditions of the Superior Offer.

(d)  It shall be understood that any violation of the restrictions contained in Section 5.6 by any officer or authorized agent or representative of Seller shall be deemed a breach by Seller.

(e)  Nothing contained in this Agreement shall prohibit the Board of Directors of Seller from taking and disclosing to Seller’s Stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act.

5.7  Maintenance of Specified Assets. Until Seller shall have effected the transfer of the Specified Assets pursuant to this Agreement, Seller shall (i) maintain the insurance on the Specified Assets that it presently maintains; and (ii) maintain the condition of the Specified Assets so that such Specified Assets continue to be in normal operating condition and free from any significant defects, ordinary wear and tear excepted, including the usual and customary service and maintenance of such Specified Assets. With respect to the Transferred Intellectual Property, until Seller shall have effected the transfer of the Specified Assets (and without further consideration therefore), Seller shall take any and all action as may be reasonably necessary, desirable or appropriate to protect, maintain, keep confidential, defend and enforce the Transferred Intellectual Property (other than those that Seller decided to abandon), including, without limitation, to bring any infringement or other proceeding, prosecute all claims related to the Transferred Intellectual Property, timely and fully pay all fees, respond to all inquiries and actions and to take any and all of such other actions available in law or equity, consistent with Seller’s past practice (but in any event, not less than reasonable measures under the circumstances), to maintain the Transferred Intellectual Property (other than those that Seller decided to abandon). Without limiting the generality of the foregoing, and for the avoidance of any doubt, Seller shall ensure that it is able to continue to make the representations and warranties contained in Section 3.9 and that such remain true and accurate through the Closing Date.

5.8  Enforcement of Agreement(s). In the event that prior to Closing, Seller obtains Knowledge or any reason to believe that any employee, former employee or other Person has used confidential information of Seller with respect to the Specified Assets in violation of the terms of any agreement between such Person and Seller, then Seller shall immediately notify Buyer in writing of such violation. Prior to Closing, Seller shall use its reasonable best efforts to enforce its rights under such agreement. Following the Closing, Seller shall use reasonable best efforts to seek to enforce any rights of Seller, its successors or assigns available under such agreements for the benefit of Buyer and Seller shall consult with and permit Buyer to participate in any such enforcement action; provided that all costs and expenses incurred by Seller after the Closing Date in connection with such enforcement activities shall be borne solely by Buyer.

5.9  Bulk Sales. Seller shall indemnify Buyer for any non-compliance with any applicable “Bulk Sales” laws as they pertain to Seller in connection with the sale of the Specified Assets to Buyer.

5.10  Termination of Existing Agreements. Other than the Block License Agreement and the obligation of the Buyer to make payments under Section 2.5 of LSA #7, all Existing Agreements shall terminate as of the Closing; provided, however, (i) all terms in the Existing Agreements which by their terms shall survive termination, shall survive this termination in accordance with their terms, and (ii) and for a period of six (6) months after the Closing, either the Buyer or Seller may bring claims under the Existing Agreements against the other party that such party has defaulted in its obligations under any of the Existing Agreements. At the Closing, each of Buyer and Seller shall execute and deliver the Assignment and Assumption Agreement, License Agreement, Sublease Agreement, Sublicense Agreement and Escrow Agreement. Buyer shall cause KTD to execute and deliver the Sublease at the Closing.

5.11  Employees and Employee Benefit Matters.

(a)  Buyer will offer employment agreements or employment offer letters, as the case may be, to the Anticipated Transferred Employees to be effective only upon Closing, upon terms and conditions that are substantially similar as those provided by Seller on the date hereof, subject to changes in the ordinary course of business (other than annual salary increases or bonuses that are not atypical from those awarded in prior years) between the date hereof and the Closing, as consented to by Buyer and such modifications as are agreed to between each such Anticipated Transferred Employee and the Buyer (including, without limitation, that the Anticipated Transferred Employee will not receive equity or options to acquire equity in the Buyer or its Affiliates) and authorizing Buyer to assume the liabilities and obligations of Seller described in clause (a) of Section 2.5 in lieu of Seller fulfilling such obligations. Each Transferred Employee shall, prior to commencement of employment with Buyer (a) execute an agreement agreeing to provide services to Buyer for a period of 24 months from the Closing, subject to customary termination provisions and (b) execute an employment agreement with each such Transferred Employee restricting such employee to the extent permitted by applicable law from competing, or being employed by an entity which competes with the Buyer or disclosing or using confidential information or soliciting customers or employees of Buyer during or after termination of his or her employment with Buyer and execute such other agreements assigning to Buyer any such similar agreements in effect with Seller. Prior to delivering any employment agreements or employment offer letter to any Anticipated Transferred Employee, Buyer shall provide a true and correct copy thereof to Seller for its review and comment. Prior to Closing, Buyer shall not delete, terminate or waive any provision in an employment agreement or employment offer letter with respect to Buyer’s assumption of the liabilities and obligations of Seller described in clause (a) of Section 2.5. In connection with each offer of employment by Buyer, Buyer shall offer to each Anticipated Transferred Employee at Closing a retention package providing for payments to be made within a specified period after Closing, as determined by Buyer and for which Buyer will be responsible for each Transferred Employee remaining an employee of Buyer on the specified date.

(b)  Seller shall cooperate with Buyer and use reasonable efforts to assist Buyer in obtaining the acceptance of offers of employment by all Anticipated Transferred Employees.

(c)  Except as otherwise expressly provided herein, nothing contained herein shall restrict Buyer in the future in the exercise of its independent business judgment as to the terms and conditions under which such employment shall continue, the duration of such employment, the basis on which such employment is terminated or the benefits provided to Transferred Employees.

(d)  Except as expressly provided in Section 2.5 or Section 5.11(a) Buyer shall not assume or be liable for or be required to maintain any Welfare Plan, Pension Plan or Compensation Program that Seller sponsors, contributes to, or participates in on the date hereof, or for which Seller has or may have, whether or not disclosed under this Agreement or in a Schedule.

(e)  Other than as specifically set forth in Section 2.5 or Section 5.11(a), Seller shall be responsible for the payment of any amounts due to its employees pursuant to its Welfare Plan, Pension Plan and Compensation Plans or any other employee benefit plans of Seller as a result of the employment of the Transferred Employees prior to the Closing Date.

5.12  Employee Files. To the extent authorized by an Anticipated Transferred Employee, on or prior to the Closing Date, Seller shall deliver to a designee of Buyer a copy of all historical personnel and medical records of such Anticipated Transferred Employee, including, but not limited to, employment agreements, confidentiality and noncompete agreements, employment applications, disciplinary reports, other similar documents and all medial records. Buyer acknowledges that no Anticipated Transferred Employee has any obligation to provide such authorization, that Seller has any obligation to obtain any such authorization, and, if such authorization is provided, Buyer shall be solely responsible for any unlawful use or disclosure by it of any such personnel or medical records.

5.13  Past Service Credit. For purposes of eligibility, waiting periods and vesting, Buyer shall, with respect to each benefit plan, policy, program or arrangement maintained by the Buyer after the Closing Date, credit each Transferred Employee with all service credited to such Transferred Employees under Seller’s corresponding plan, policy, program or arrangement applicable to such Transferred Employee as of the Closing Date, except that the case of KTD’s 401(k) plan, such vesting credit as to the matching employer contribution shall be only to the extent permissible under such plan.

5.14  Affirmative Covenants of Seller.

(a)  From the date hereof until the earlier of the Closing Date or the termination of this Agreement, unless the prior written consent of Buyer shall have been obtained, and except as otherwise expressly contemplated herein, Seller shall:

(i) with respect to the Specified Assets and the Existing Agreements, operate its business in the ordinary and usual course of business, consistent with the past practices;

(ii) use reasonable best efforts to preserve intact and maintain its business organization, licenses and permits;

(iii) use reasonable best efforts to maintain the services of the Anticipated Transferred Employees on substantially the terms and conditions as those existing prior to the date hereof and to prevent any material or adverse changes to relations with those employees;

(iv) keep and maintain the Fixed Assets in their present condition, repair and working order, except for normal depreciation and wear and tear, and maintain its insurance, rights and licenses;

(v) use reasonable best efforts to maintain and protect the Transferred Intellectual Property, keep confidential all information regarding the Transferred Intellectual Property and enforce the provisions of all confidentiality agreements with all persons;

(vi) perform in all material respects all obligations under this Agreement; and

(vii) notify Buyer of (i) any event or circumstance of which Seller has Knowledge which would reasonably be expected to constitute a Material Adverse Effect or would cause or constitute a breach of any representations, warranties or covenants of Seller contained herein or (ii) any material change in the Specified Assets.

5.15  Negative Covenants of Seller. From the date hereof until the earlier of the Closing Date or the termination of this Agreement, Seller will not do any of the following without the prior written consent of Buyer:

(i) take any action which would (a) adversely affect the Seller’s ability of obtain any Consents required for the transactions contemplated thereby, or (b) adversely affect the ability of any party hereto to perform its covenants and agreements under the Transaction Documents or (c) cause any of the Seller’s representations to become untrue or inaccurate;

(ii) amend any of its organization or governing documents;

(iii) impose, or suffer the imposition, on any Specified Asset any Lien or permit any such Lien to exist;

(iv) other than pursuant to the Transaction Documents, sell, pledge or encumber, or enter into any contract to sell, pledge or encumber, any interest in the Specified Asset; or

(v) alter the compensation or benefits to any Anticipated Transferred Employee as described on Schedule 3.14, except in accordance with past practice; or pay any severance or termination pay or any bonus to any Anticipated Transferred Employee other than pursuant to written policies or written contracts in effect as of the date hereof and disclosed on Schedule 3.14 or the provisions of Section 5.11(b); or enter into or amend any agreements with any Anticipated Transferred Employee.

5.16  Covenant Not to Solicit.

(a)  For two (2) years from and after the Closing Date, neither Seller nor any of its Affiliate will directly or indirectly, solicit to hire (other than a solicitation by general advertisement), hire, divert, entice away (or in any manner persuade or attempt to do any of the foregoing), any Transferred Employee or any employee of KTD other than a Transferred Employee who is terminated by Buyer or KTD as part of a reduction in workforce or lay-off.

(b)  From the date hereof until April 30, 2010, neither Buyer nor any of its Affiliates will, directly or indirectly, without the prior written approval of Seller, solicit to hire (other than a solicitation by general advertisement), hire, divert, entice away (or in any manner persuade or attempt to do any of the foregoing) any Anticipated Transferred Employee or other current employee of Seller, or encourage any Transferred Employee or other current employee of Seller to terminate his or her employment with Seller, except as described in Section 5.11(a) or with respect to an employee who is terminated by Seller as part of a reduction in workforce or lay-off.

(c)  The parties agree that the covenants contained herein are reasonable under the circumstances and further agree that the covenants contained in this Section 5.16(a) should be interpreted in such a manner as to be effective and valid under applicable Law.

5.17  Engineering Fees. For the period commencing on February 1, 2008 and continuing until the earlier of Closing or termination of this Agreement, Buyer agrees that it will pay to Seller for the continued provision by Seller of the services described under the Memorandum of Understanding and the Master Development Agreement which are part of the Existing Agreements and such provision of services to be performed in a manner consistent with past practice, a monthly fee (prorated for the actual number of days in any incomplete month) of $625,000 (the “Engineering Fee”). The Engineering Fee is based on the number of engineers presently working on Buyer’s projects spending 14,500 hours per quarter (prorated for the actual number of days in any incomplete quarter), and, to the extent services are provided at Buyer’s request which result in more than 14,500 hours of service as in any quarter on Buyer’s projects, as documented with reasonable specificity, the Engineering Fee shall be proportionately increased at an hourly rate to be agreed upon by Buyer and Seller, but which shall not be less than the current hourly rate.

5.18  Supplementation and Amendment of Schedules. From time to time prior to the Closing, the Seller shall have the right to supplement and amend, and Buyer shall have the right to comment upon and approve such supplementation and amendment of, the Schedules to this Agreement with respect to any matter; provided, however, that for purposes of determining whether the conditions set forth in Section 6.1 have been fulfilled, the Schedules shall be deemed to exclude all information contained in any amendment or supplement thereto delivered pursuant to this Section 5.18 to the extent that any such supplements or amendments individually or in the aggregate reflects a Material Adverse Effect.

ARTICLE 6
CONDITIONS TO BUYER’S OBLIGATIONS

The obligations of Buyer under this Agreement shall, at its option, be subject to the satisfaction, on or prior to the Closing Date, of all of the following conditions:

6.1  Representations, Warranties and Covenants. The representations and warranties of Seller herein that are qualified by materiality shall be true on the Closing Date with the same effect as though made at such time, and any such representations and warranties that are not so qualified shall be true in all material respects. Seller shall in all material respects have performed all of its obligations and complied with all of its covenants herein prior to or as of the Closing Date. Seller shall have delivered to Buyer a certificate in form and substance satisfactory to Buyer dated as of the Closing Date and executed by its chief executive officer to all such effects.

6.2  Approvals and Consents. All permissions, releases, Consents, approvals, governmental or otherwise (other than necessary Governmental Consents for which Buyer is responsible under the terms of this Agreement), on the part of Seller to consummate the transactions contemplated hereunder shall have been obtained.

6.3  No Injunction, etc. Consummation of the transactions contemplated by this Agreement or any of the Transaction Documents shall not have been restrained, enjoined or otherwise prohibited by any order, injunction, decree or judgment of any court or other governmental authority. No court or other governmental authority shall have determined that any applicable Law makes illegal the consummation of the transactions contemplated by the Transaction Documents.

6.4  Transfer Documents. Buyer shall have received from Seller such instruments of transfer, assignment, conveyance and other instruments sufficient to convey, transfer and assign to Buyer all right, title and interest in the Specified Assets, free and clear of all Liens, all in form and substance reasonably satisfactory to the parties, including but not limited to the Assignment and Assumption Agreement, the Bill of Sale and patent assignments.

6.5  Other Transaction Documents. Seller shall have executed and delivered the License Agreement, the Sublease, the Escrow Agreement and the Sublicense Agreement.

6.6  Secretary’s Certificate. Buyer shall have received from Seller a certificate, dated as of the Closing Date, executed by the Secretary of Seller, certifying the incumbency of the Seller’s executive officers who are executing the Transaction Documents and any certificates, and the authenticity of the resolutions authorizing the transactions contemplated by this Agreement and the other Transaction Documents.

6.7  Stockholder Approval. Seller shall have obtained the Seller Stockholder Approval.

6.8  Employees. Buyer shall have reached agreement with the Key Transferred Employees and the Minimum Transferred Employee Amount shall have agreed to accept employment by Buyer and agreed to commence employment with Buyer as of the Closing Date in accordance with the terms of Section 5.11 and such Key Transferred Employees and Minimum Transferred Employee Amount shall commence employment with Buyer as of the Closing Date.

6.9  No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to any of the Specified Assets and no material loss or damage to all or any material portion of the Specified Assets shall have occurred.

6.10  Opinion. Buyer shall have received an opinion of counsel to Seller with respect to the matters set forth in Schedule 6.10.

ARTICLE 7
CONDITIONS TO SELLER’S OBLIGATIONS

The obligations of Seller under this Agreement shall, at its option, be subject to the satisfaction, on or prior to the Closing Date, of all of the following conditions:

7.1  Representations, Warranties and Covenants. The representations and warranties of Buyer herein that are qualified by materiality shall be true on the Closing Date with the same effect as though made at such time and any such representations and warranties that are not so qualified shall be true in all material respects. Buyer shall in all material respects have performed all of its obligations and complied with all of its covenants herein prior to or as of the Closing Date. Buyer shall have delivered to Seller a certificate in form and substance satisfactory to Seller dated as of the Closing Date and executed by an authorized officer to all such effects.

7.2  Approvals; Consents. All Consents and Governmental Consents, governmental or otherwise, necessary on the part of Buyer to consummate the transactions contemplated hereunder shall have been obtained.

7.3  No Injunction, etc. Consummation of the transactions contemplated by this Agreement or any of the other Transaction Documents shall not have been restrained, enjoined or otherwise prohibited by any order, injunction, decree or judgment of any court or other governmental authority. No court or other governmental authority shall have determined that any applicable Law makes illegal the consummation of the transactions contemplated by the Transaction Documents.

7.4  Other Transaction Documents. Buyer shall have executed and delivered the Assignment and Assumption Agreement, License Agreement, Sublease, Sublicense Agreement and Escrow Agreement, and KTD shall have executed and delivered the Sublease.

7.5  Secretary’s Certificate. Seller shall have received from Buyer a certificate, dated as of the Closing Date, executed by the Secretary of Buyer, certifying the incumbency of the Buyer’s executive officers who are executing the Transaction Documents and any certificates, and the authenticity of the resolutions authorizing the transactions contemplated by this Agreement and the other Transaction Documents.

7.6  Stockholder Approval. Seller shall have obtained the Seller Stockholder Approval.

7.7  Opinion. Seller shall have received an opinion of counsel to Buyer with respect to the matters set forth in Schedule 7.7.

ARTICLE 8
CLOSING

8.1  Closing Date. The consummation of the transactions provided for herein (the “Closing”) shall take place at 9:00 a.m. (California time) on the third Business Day after all conditions to Closing have been satisfied or waived, or on such other date and/or at such other time as the parties may agree upon (the “Closing Date”). The Closing shall take place at such place or in such other manner (e.g., by telecopy exchange of signature pages with originals to follow by overnight delivery) as the parties hereto may agree.

8.2  Software Deliveries. Delivery of all Software which is included in the Specified Assets shall be made solely by Buyer electronically accessing an online site designated by Seller, and shall not be accomplished by delivery of any physical tangible property.

8.3  Proceedings. All proceedings taken and all documents executed and delivered by the parties hereto at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

ARTICLE 9
INDEMNIFICATION

9.1  Indemnification of Buyer. Seller shall indemnify, defend and hold harmless Buyer and each of its Subsidiaries, divisions, officers, directors, and employees (the “Buyer Indemnified Parties”) from and against and in respect of any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, costs and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefore, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment) whether or not involving a third-party claim, but excluding any punitive, special, incidental or consequential damages (collectively “Indemnifiable Losses”), directly or indirectly resulting from, arising out of, or imposed upon or incurred by any Buyer Indemnified Party from and after the Closing, by reason of any one or more of the following:

(a)  Any breach of any representation or warranty of Seller contained in this Agreement, or any agreement, certificate or document executed and delivered by Seller pursuant hereto or in connection with any of the transactions contemplated by this Agreement;

(b)  Any breach of any covenant or obligation of Seller contained in this Agreement, or any agreement, certificate or document executed and delivered by Seller pursuant hereto or in connection with any of the transactions contemplated by this Agreement;

(c)  Any failure by Seller to satisfy, perform, pay, discharge or resolve any liabilities and obligations of, or claims against, Seller not included within the Assumed Liabilities;

(d)  Except as set forth on Schedule 3.9(g), the failure by Seller as of the Closing to have had valid and enforceable rights in the Owned IP, which are granted and issued Patents, and the remainder of the Transferred Intellectual Property;

(e)  The failure of the Seller to have timely and fully responded to all office actions or other comments, actions or filings of any kind made by any governmental entity with respect to any IP Application to the full satisfaction of the applicable governmental entity;

(f)  Any of Seller’s Patents is invalidated or is held unenforceable as a result of Seller or any officer, employee or agent of Seller having made (i) an untrue statement of a material fact or fraudulent statement to any governmental authority, or (ii) having failed to disclose a material fact required to be disclosed to any governmental authority; or

(g)  Any and all actions, suits, proceedings, claims or demands by third parties, or assessments or judgments in their favor, directly resulting or arising from any of the foregoing or any allegations thereof.

9.2  Indemnification of Seller. Buyer shall indemnify, defend and hold harmless Seller and each of its subsidiaries, divisions, officers, directors and employees (the “Seller Indemnified Parties” and together with the Buyer Indemnified Parties, the “Indemnified Parties”) from and against and in respect of any and all Indemnifiable Losses resulting from, arising out of, or imposed upon or incurred by any Seller Indemnified Party from and after the Closing by reason of the following:

(a)  Any breach of any representation or warranty of Buyer contained in this Agreement or any agreement, certificate or document executed and delivered by Buyer pursuant hereto or in connection with the transactions contemplated by this Agreement;

(b)  Any breach of any covenant or obligation of Buyer contained in this Agreement or any agreement, certificate or document executed and delivered by Buyer pursuant hereto or in connection with the transactions contemplated by this Agreement;

(c)  Any and all Indemnifiable Losses arising out of the use of the Specified Assets by Buyer after the Closing Date (but excluding for this purpose any such use of Specified Assets by Seller under the License Agreement);

(d)  Buyer’s failure to satisfy, perform, pay, discharge or resolve any Assumed Liability; or

(e)  Any and all actions, suits, proceedings, claims or demands by third parties, or assessments or judgments in their favor, directly resulting or arising from any of the foregoing or any allegations thereof.

9.3  Third-Party Claims and Other Claims.

(a)  If a claim by a third party is made against any Indemnified Party, and if the Indemnified Party intends to seek indemnity with respect thereto under this Article 9, such Indemnified Party shall promptly notify the indemnifying party of such claim; provided, however, that failure to give timely notice shall not affect the rights of the Indemnified Party so long as the failure to give timely notice does not adversely affect the indemnifying party’s ability to defend such claim against a third party and the indemnifying party shall be entitled to settle or assume the defense of such claim, including the employment of counsel reasonably satisfactory to the Indemnified Party. If the indemnifying party elects to settle or defend such claim, the indemnifying party shall notify the Indemnified Party within thirty (30) days (but in no event less than ten (10) days before any pleading, filing or response on behalf of the Indemnified Party is due) of the indemnifying party’s intent to do so. If the indemnifying party elects not to settle or defend such claim or fails to notify the Indemnified Party of the election within thirty (30) days (or such shorter period provided above) after receipt of the Indemnified Party’s notice of a claim of indemnity hereunder, the Indemnified Party shall have the right to contest, settle or compromise the claim without prejudice to any rights to indemnification hereunder. Regardless of which party is controlling the settlement of defense of any claim, (i) both the Indemnified Party and indemnifying party shall act in good faith, (ii) the indemnifying party shall not thereby permit to exist any lien, encumbrance or other adverse charge upon any asset of any Indemnified Party or of its subsidiaries, (iii) the indemnifying party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party, with all fees, costs and expenses of such counsel borne by the Indemnified Party, unless the indemnifying party and Indemnified Party have available inconsistent defenses to such third-party claim, in which case such fees, costs and expenses shall be borne by the indemnifying party, (iv) no entry of judgment or settlement of a claim may be agreed to without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld, and (v) the indemnifying party shall promptly reimburse the Indemnified Party for the indemnified amount as incurred by the Indemnified Party pursuant to this Article 9. So long as the indemnifying party is reasonably contesting any such third party claim in good faith as permitted herein, the Indemnified Party shall not pay or settle any such claim (or, if it does, it shall not be indemnified for such settlement amount). Notwithstanding anything to the contrary contained herein, if the claim could result in a judgment which could adversely affect Seller’s licenses or business relationships with any of its customers, Seller may control the defense of the claim even if Seller is the Indemnified Party. The controlling party shall upon request deliver, or cause to be delivered, to the other party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the settlement or defense of any such claim, and timely notices of any hearing or other court proceeding relating to such claim.

(b)  A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought. Such notice shall state the amount of Indemnifiable Losses, if known, the method of computation thereof, and contain a reference to the provisions of the Agreement in respect to which such right of indemnification is claimed or arises.

9.4  Indemnification Limitations.

(a)  Except with respect to claims based on fraud and except for other remedies specifically provided for elsewhere in this Agreement (including with respect to specific performance), the rights of the Buyer Indemnified Parties under this Article 9 shall be the sole and exclusive post-Closing remedies of the Buyer Indemnified Parties with respect to claims resulting from or relating to any breach of a representation or warranty by Seller contained in this Agreement or the other Transaction Documents or any claim for indemnification under Sections 9.1(d), (e) and (f).

(b)  Neither party shall have liability with respect to claims under this Article 9 until the total of all Indemnifiable Losses with respect to such matters exceeds One Hundred Thousand Dollars ($100,000) in which case, the Indemnified Parties shall be entitled to indemnification to the full amount of Indemnifiable Losses incurred by them for the amount of Indemnifiable Losses in excess of One Hundred Thousand Dollars ($100,000).

(c)  (i) Subject to the limitations set forth in this Article 9, if Buyer believes that it has a claim for indemnification pursuant to Section 9.1 (a “Buyer Claim”), the amount of which is then known, the Buyer shall, as soon as reasonably practicable after it becomes aware of such Buyer Claim, notify the Seller of such Buyer Claim by means of a written notice describing the Buyer Claim in reasonable detail and setting forth the Buyer’s good faith calculation of the Indemnifiable Losses incurred by the Buyer with respect thereto (a “Buyer Claim Notice”). If, by the thirtieth (30th) day following receipt of a Buyer Claim Notice by the Seller and others identified in the Notice section of this Agreement (the “Indemnification Dispute Period”), (x) the Buyer has not received from the Seller notice in writing that the Seller objects to the Buyer Claim Notice (or the amount of Indemnifiable Losses set forth therein) asserted in such Buyer Claim Notice (an “Indemnification Dispute Notice”), and (y) if such Buyer Claim shall have been made prior to the Escrow Termination Date, the Buyer and the Seller shall deliver a joint written instruction to the Escrow Agent instructing the Escrow Agent to pay to the Buyer or to reserve from the Escrow Fund the amount of Indemnifiable Losses specified in the Buyer Claim Notice subject to the limitations contained in this Article 9. If the Indemnifying Party is the Seller, the Seller will be entitled to defend, settle or compromise a Buyer Claim using the Escrow Fund, and the Seller and the Buyer shell jointly instruct the Escrow Agent to release funds held under by the Escrow Agreement for this purpose in accordance with the provisions of the Escrow Agreement.

(ii) f the Seller delivers an Indemnification Dispute Notice to the Buyer within the Indemnification Dispute Period, the Buyer and the Seller shall promptly meet and use their reasonable efforts to settle the dispute as to whether and to what extent the Buyer Indemnitees are entitled to reimbursement on account of such Buyer Claim Notice. If the Buyer and the Seller are able to reach agreement within thirty (30) days after the Buyer receives such Indemnification Dispute Notice, and if such Buyer Claim Notice shall have been made prior to the Escrow Termination Date, the Buyer and the Seller shall deliver a joint written instruction to the Escrow Agent setting forth such agreement and instructing the Escrow Agent to pay the Buyer or to reserve from the Escrow Fund an amount in accordance with such agreement. If the Buyer and the Seller are unable to reach agreement within thirty (30) days after the Buyer receives such Indemnification Dispute Notice, then either the Buyer or the Seller may resort to other legal remedies. For all purposes of this Section 9.4, the Buyer and the Seller shall cooperate with an make available to the other Party and its respective representatives all information, records and data, and shall permit reasonable access to its facilities and personnel, as may be reasonably required in connection with the resolution of such disputes.

(d)  Notwithstanding anything to the contrary in the Agreement, the total amount of Indemnifiable Losses that either party shall be obligated to pay to the other party shall not exceed Four Million Dollars ($4,000,000).

(e)  The provisions of this Section 9.4 shall not apply to Indemnifiable Losses resulting from, arising out of, or based upon (i) any fraud or intentional misrepresentation by Seller or Buyer; (ii) any failure by Seller to deliver to Buyer all Specified Assets in accordance with this Agreement; (iii) any failure by Seller to satisfy, perform, pay, discharge or resolve the liabilities and obligations of, and claims against, Seller included within the Retained Liabilities; (iv) any failure by Buyer to satisfy, perform, pay, discharge or resolve the liabilities and obligations of, and claims against, Buyer included within the Assumed Liabilities; (v) a breach by Seller of any covenant or agreement (other than those contained in this Article 9) to be performed by Seller after the Closing under this Agreement or any other Transaction Document, or (vi) a breach by Buyer of any covenant or agreement (other than those contained in this Article 9) to be performed by Buyer after the Closing under this Agreement or any other Transaction Document; or (vii) a breach by Seller of any of the representations and warranties contained in the first sentence of Section 3.8. For purposes of determining the amount of any Indemnifiable Losses, any breach of or inaccuracy in any representation or warranty shall be determined without regard to any materiality qualifier set forth in such representation or warranty, and all references to materiality qualifiers shall be ignored for purposes of determining whether such representation or warranty was true and correct when made.

9.5  Cooperation as to Indemnified Liability. Each party hereto shall reasonably cooperate with the other parties with respect to access to books, records, or other documentation within such party’s control that is not confidential information of a third party, if deemed reasonably necessary or appropriate by any party in the defense of any claim that may give rise to indemnification hereunder.

9.6  Nature of Indemnification. The Indemnified Party’s right to indemnification and payment of Indemnifiable Losses, or other remedy, based on the Indemnified Party’s representations, warranties, covenants and obligations, shall not be affected by any investigation conducted by the Indemnified Party or any knowledge acquired (or capable of being acquired) at any time by the indemnified party, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation, provided, however, that the Indemnified Party shall be obligated to disclose to the indemnifying party any such information uncovered by the Indemnified Party and allow the indemnifying party a reasonable time to cure such inaccuracy or non-compliance with, any such representation, warranty, covenant or obligation. The parties recognize and agree that the parties’ respective knowledge, and the waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification or payment of Indemnifiable Losses pursuant to this Article 9, or other remedy, based on such representations, warranties, covenants, and obligations.

9.7  Calculation of Damages. The amount of any Indemnifiable Losses for which indemnification is provided under this Article 9 shall be reduced by any insurance proceeds that the Indemnified Party actually is entitled to receive (and does receive) pursuant to any insurance policy on account of the matter resulting in such Indemnifiable Loss.

9.8  Tax Treatment. The parties shall report any indemnification payment made pursuant to this Article 9 as a purchase price adjustment unless otherwise required by law.

ARTICLE 10
TERMINATION

10.1  Termination Prior to Closing. Notwithstanding any contrary provisions of this Agreement, the respective obligations of the parties hereto to consummate the Closing may be terminated and abandoned at any time at or before the Closing only as follows:

(a)  By and at the option of Buyer if the Closing shall not have occurred by June 30, 2008; provided that Buyer shall not have breached in any material respect its obligations under this Agreement in any manner that shall have been the proximate cause of, or resulted in, the failure to consummate the Closing.

(b)  By and at the option of Seller if the Closing shall not have occurred by June 30, 2008, provided that Seller shall not have breached in any material respect its obligations under this Agreement in any manner that shall have been the proximate cause of, or resulted in, the failure to consummate the Closing.

(c)  At any time, without liability of any party to the others, upon the mutual written consent of Buyer and Seller.

(d)  By either Buyer or Seller in the event the Seller Stockholder Approval of the Acquisition is not obtained at the Seller’s Stockholder Meeting at which such matters were presented to such stockholders for approval and voted upon; provided, however, that the right to terminate this Agreement under this Section 10.1(d) shall not be available to Seller where the failure to obtain the Seller Stockholder Approval shall have been caused by the action or failure to act by Seller and such action or failure to act constitutes a material breach by Seller of this Agreement; or

(e)  By Buyer in the event that (i) the Board of Directors of Seller shall have failed to include in the proxy statement the Seller Recommendation, without modification or qualification, or (ii) the Board of Directors of Seller shall have made a change in the Seller Recommendation; or

(f)  By Seller (provided that Seller has complied with Sections 5.1 and 5.6 hereof), if (i) the Board of Directors of Seller accepts a Superior Offer; and (ii) Seller shall have rendered to Buyer payment in full of the amount specified in Section 11.5 concurrently with delivery of its final notice of termination pursuant to this Section 10.1(f); or

(g)  By either Buyer or Seller (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party (as contained in Article 6 and 7, as applicable) to consummate the Acquisition is incapable of being satisfied or fulfilled by June 30, 2008; or

(h)  By either Buyer or Seller, if the other party has materially breached any representations, warranty, covenant or agreement contained herein and has not cured within five (5) Business Days or it is unable to be cured.

10.2  Effect of Termination. In the event of the termination of this Agreement as provided in Section 10.1, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (except for the provisions of Section 5.16(a) and (b), this Section 10.2, and Article 11 of this Agreement, which shall survive such termination) and there shall be no liability on the part of Buyer or Seller, except (i) as set forth in Section 11.5, and (ii) for damages resulting from any breach by Buyer or Seller of this Agreement.

ARTICLE 11
MISCELLANEOUS

11.1  Complete Agreement. The Schedules and Exhibits to this Agreement shall be construed as an integral part of this Agreement to the same extent as if they had been set forth verbatim herein. This Agreement and the Schedules and Exhibits hereto, the other Transaction Documents and the Non-Disclosure Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements whether written or oral relating hereto and thereto.

11.2  Survival of Representations and Warranties. The representations and warranties contained in this Agreement and certificates delivered in connection therewith shall survive and remain in full force and effect for twenty-four (24) months after the Closing Date (the end of such period is referred to as the “Survival Date”). Except for claims related to the representations and warranties contained in the first sentence of Section 3.8 and claims based on fraud (which claims shall survive for the applicable statute of limitations), neither party nor any other Indemnified Party shall have any right under Article 9 or otherwise to bring a claim against the other party with respect to any representations and warranties contained in this Agreement or any certificate delivered in connection therewith unless it shall have given the indemnifying party notice of the Indemnifiable Losses for which it seeks indemnification on or before the Survival Date. Except as provided in Section 5.18, no independent investigation by Seller or Buyer, its counsel, or any of its agents or employees shall in any way limit or restrict the scope of the representations and warranties made by Seller or Buyer in this Agreement or either party’s entitlement to indemnification under Article 9.

11.3  Waiver, Discharge, Amendment, Etc. The failure of any party hereto to enforce at any time any of the provisions of this Agreement, shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of the party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. Any amendment to this Agreement shall be in writing and signed by the parties hereto

11.4  Notices. All notices hereunder shall be deemed given if in writing and delivered personally or sent by facsimile (with confirmation of transmission) or certified mail (return receipt requested) or reputable courier service to the parties at the following addresses (or at such other addresses as shall be specified by like notice):

if to Buyer, to:

Kyocera Mita Corporation
2-28, 1-Chome, Tamatsukuri
Chuo-Ku, Osaka 540-8585 Japan
Attention: Katsumi Komaguchi
Facsimile: 81-6-6764-6492

with separate copies thereof addressed to:

Kyocera Mita America, Inc.
225 Sand Road
Fairfield, New Jersey 07004
Attention: Calvin Rosen, Esq.
Facsimile: 973.882.4421

with a separate copy thereof addressed to:

Cole, Schotz, Meisel,
Forman & Leonard, P.A.
Court Plaza North
25 Main Street
P.O. Box 800
Hackensack, NJ 07602-0800
Facsimile: 201.678.6271
Attention: Marc Press, Esq.

and if to Seller, to:

Peerless Systems Corporation
2381 Rosecrans Avenue
El Segundo, California 90245
Facsimile: 310.536.9460
Attention: President and CEO

with separate copies thereof addressed to:

Loeb & Loeb LLP
10100 Santa Monica Boulevard
Suite 2200
Los Angeles, California 90067
Facsimile: 310.919.3965
Attention: Allan B. Duboff, Esq.

Any party may change the above specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally, by telecopy or by reputable courier service) or on the date that is three (3) Business Days after the date shown on the return receipt (if delivered by mail).

11.5  Transfer and Sales Taxes, Expenses and Termination Fee. Any filing and recording fees for the transfer of the Specified Assets and any Transfer Taxes payable with respect to the Fixed Assets, not to exceed $12,500 shall be paid by Buyer. Within three (3) Business Days of a notice from Seller, Buyer shall pay, or reimburse Seller for the payment of, such Transfer Taxes in an amount reasonably documented and not to exceed $12,500. Any other Transfer Taxes, if any, with respect to the sale of the Specified Assets shall be the responsibility of Seller. Except as otherwise expressly provided herein, Buyer and Seller shall each pay their own expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incident to this Agreement and the preparation for, and consummation of, the transactions provided for herein; provided, however, in the event this Agreement is terminated (a) by Seller pursuant to Section 10.1(h), Buyer shall promptly reimburse Seller for its reasonable out-of-pocket expenses with respect to the transactions contemplated by this Agreement, not to exceed $200,000, and pay to Seller an amount equal to $125,000 per month (and prorated for any partial months), from February 1, 2008 to the date of termination, by wire transfer of same day funds to an account designated by Seller or (b) by Buyer pursuant to Section 10.1 (e), (f) or (h), Seller shall promptly reimburse Buyer for its reasonable out-of-pocket expenses, not to exceed $200,000 by wire transfer of same day funds to an account designated by Buyer and in the case of termination pursuant to Sections 10.1(e) or 10.1(f) promptly pay Buyer a termination fee of $400,000 by wire transfer of same day funds to an account designated by Buyer. Notwithstanding the foregoing, (i) the obligation of Buyer to make the payments to Seller described in clause (a) above shall be in addition to and not in lieu of any rights and remedies available to Seller, and (ii) the non-terminating shall not be required to pay such fees or expenses described in clause (a) or (b) above in the event the terminating party is in material breach of its representations, covenants or agreements contained in this Agreement, such that the non-terminating party would have been able to terminate the Agreement pursuant to Section 10.1(h).

11.6  Governing Law; Consent to Jurisdiction and Venue.

(a)  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, including all matters of construction, validity, performance and enforcement, without giving effect to principles of conflicts of laws.

(b)  EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE OR THE UNITED STATES DISTRICT COURT FOR DELAWARE, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS. EACH PARTY HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO BRING ANY SUIT, ACTION OR OTHER PROCEEDING IN OR BEFORE ANY COURT OR TRIBUNAL OTHER THAN THE COURTS DESCRIBED ABOVE AND COVENANTS THAT IT SHALL NOT SEEK IN ANY MANNER TO RESOLVE ANY DISPUTE OTHER THAN AS SET FORTH IN THIS SECTION 11.6 OR TO CHALLENGE OR SET ASIDE ANY DECISION, AWARD OR JUDGMENT OBTAINED IN ACCORDANCE WITH THE PROVISIONS HEREOF.

(c)  EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE TO VENUE, INCLUDING THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, EACH OF THE PARTIES CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR ANY MANNER IN WHICH NOTICES MAY BE DELIVERED HEREUNDER IN ACCORDANCE WITH SECTION 11.6 OF THIS AGREEMENT.

(d)  EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR ANY RELATED AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT, THE RELATED AGREEMENTS OR ANY OF THE CONTEMPLATED TRANSACTIONS. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.6.

11.7  Public Announcement. The parties agree that prior to issuing any press release or public announcement concerning any provisions of this Agreement or the transactions contemplated hereby, each party shall so advise the other party hereto, and the parties shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued. Notwithstanding the foregoing, and, to the extent applicable, subject to Section 5.1(a) : (a) Seller may file a Form 8-K, preliminary proxy statement, revisions thereto, a final proxy statement, or any other filings under the Exchange Act, together with a copy of this Agreement and such other agreements referred to herein as it deems appropriate, (b) each party may make any other public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities and (c) Seller may correspond with third parties in writings with respect to obtaining Consents. In furtherance of the foregoing sentence, the parties agree and acknowledge that Buyer and Seller will each issue a press release following the execution and delivery of this Agreement by the parties in the form previously agreed to by the parties.

11.8  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors or assigns of the parties hereto; provided that the rights and obligations of Seller herein may not be assigned and the rights of Buyer may be assigned only to one or more Affiliates of Buyer or to such business organization that shall succeed to the business of Buyer or of such subsidiary to which this Agreement relates.

11.9  Titles and Headings; Construction. The titles and headings to Sections herein and to the Exhibits and Schedules hereto are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted. The words “include”, “includes”, “included”, “including” and “such as” do not limit the preceding words or terms and shall be deemed to be followed by the words “without limitation”. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms, have correlative meanings when used herein in their plural or singular forms, respectively. All references herein to a Section, Article, Exhibit or Schedule are to a Section, Article, Exhibit or Schedule of or to this Agreement, unless otherwise indicated. The inclusion of any information in a Schedule shall not be deemed to be an admission or acknowledgment by Seller in and of itself, that such information is required to be listed on such Schedules or is material to or outside the ordinary course of the business of Seller. Any disclosure made in any Schedule which could, based on the substance of such disclosure, be reasonably applied to another Schedule to this Agreement and is reasonably apparent that it would so apply, shall be deemed to be made with respect to such other Schedule regardless of whether or not a specific reference is made thereto.

11.10  Severability. If any provision of this Agreement is held invalid, unenforceable or void by a court of competent jurisdiction, the remaining provisions shall not for that reason alone be unenforceable or invalid. In such case, the parties agree to negotiate in good faith to create an enforceable contractual provision to achieve the purpose of the invalid provision. Further, if any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.

11.11  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

11.12  Confidentiality. Each party will, for a period of five (5) years, (i) keep secret and confidential and not disclose to others, all Confidential Information of the other party, and (ii) not use any of the other party’s Confidential Information for its own direct or indirect benefit, or the direct or indirect benefit of any third party. The foregoing shall not prohibit disclosures: (x) made to the receiving party’s employees or agents who have a “need to know” the other party’s Confidential Information to the extent such disclosure is necessary to perform such party’s duties and obligations, or to enforce such party’s rights, under this Agreement, provided that such employees or agents agree in writing or are otherwise compelled to comply with the obligations of this Section 11.12, and the receiving party remains directly responsible to the disclosing party for their compliance; or (y) compelled to be made by any requirement of law or pursuant to any legal, regulatory or investigative proceeding before any court, or governmental or regulatory authority, agency or commission so long as the party so compelled to make disclosure of Confidential Information of the other party provides prior written notice to such other party so that the other party may seek a protective order or other remedy to protect the confidentiality of the Confidential Information and/or waive the compelled party’s compliance with this Section 11.12, provided that all such information so disclosed (other then in a way which makes it generally available to the public) shall remain Confidential Information for all other purposes. If such protective order, other remedy or waiver is not obtained by the time the compelled party is required to comply, the compelled party may furnish only that portion of the Confidential Information of the other party that it is legally compelled, in the opinion of counsel, to disclose and shall request, at the other party’s expense, that such Confidential Information be accorded confidential treatment (if such procedure is available), including redaction of any payment terms specified herein. Each party further agrees to take appropriate measures to prevent any such prohibited disclosure of Confidential Information by its present and future employees, officers, agents, subsidiaries, or consultants. Notwithstanding the foregoing, this Section 11.12 shall not reduce, eliminate, terminate or otherwise modify any of Buyer’s obligations under the Non-Disclosure Agreement.

11.13  Specific Performance. The parties recognize and acknowledge that in the event that all of the conditions set forth in Article 6 or Article 7, as the case may be, to a party’s performance of its obligations have been satisfied on a timely basis and such party shall fail to perform its obligations under the terms of this Agreement, money damages alone will not be adequate to compensate the other party. It is expressly understood and agreed that in such event, irreparable injury to the other party shall result and that therefore the other party will be entitled to specific performance of the terms of this Agreement and of the covenants and obligations hereunder including temporary, preliminary and permanent injunctive relief.

(Remainder of page intentionally blank; signatures follow on next page)

IN WITNESS WHEREOF, each of the parties has caused this Asset Purchase Agreement to be executed in the manner appropriate for each, as of the date first above written.

PEERLESS SYSTEMS CORPORATION

By:	/s/ Richard L. Roll
Name: Richard L. Roll Title: President and Chief Executive Officer

KYOCERA MITA CORPORATION

By:	/s/ Katsumi Komaguchi
Name: Katsumi Komaguchi Title: President

GENERAL ESCROW AGREEMENT

EXHIBIT A

This Escrow Agreement (the "Escrow Agreement") is entered into as of       by and among City National Bank, national association (the "Escrow Agent"), Kyocera Mita Corporation, a Japanese corporation (“Buyer”) and Peerless Systems Corporation, a Delaware corporation (“Seller”), herein collectively referred to herein as the “Parties” (“Parties”).

BACKGROUND

A. Seller and Buyer have entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of January ___, 2008, pursuant to which Buyer has agreed to deposit in escrow $4,000,000 of the purchase price otherwise payable to Seller (the “Escrow Funds”) for the purpose of providing Buyer with a source of funds to satisfy Seller’s indemnification obligations under the terms of the Asset Purchase Agreement.

B. Subject to the terms and provisions of this Escrow Agreement, Seller and Buyer desire to appoint Escrow Agent as an escrow agent hereunder for the purposes of establishing an escrow account to satisfy, if any, such indemnification claims, and Escrow Agent desires to accept such appointment and hold, and disburse the Escrow Funds deposited with it and the interest and earnings thereon in accordance with the terms of this Escrow Agreement.

In order to establish the escrow of the Escrow Funds and to effect the provisions of the Asset Purchase Agreement, the parties hereto have entered into this Escrow Agreement. Capitalized terms used herein not otherwise defined herein shall have the meanings given to them in the Asset Purchase Agreement.

ARTICLE I
ESCROW FUND

1.1
Establishment of Escrow . Simultaneously with the execution and delivery of this Escrow Agreement, Buyer shall deposit the Escrow Funds with Escrow Agent in immediately available funds pursuant to the wire instructions set forth on Schedule A hereto.

1.2
Escrow Account. Upon receipt of the Escrow Funds, Escrow Agent agrees to hold the funds in a separate interest bearing escrow account (the “Escrow Account”). Seller shall be deemed the owner of all Escrow Funds and investments in the Escrow Account, and shall be responsible for the preparation of all tax returns associated with the investments therein and shall pay all costs relating to such returns, and all taxes, fines and penalties and interest. The Escrow Account shall be assigned the federal tax identification number of Seller. Seller shall provide Escrow Agent, at any time upon request of Escrow Agent with a Form W-9 to evidence Seller is not subject to any back-up withholding under the United States Internal Revenue Code. Seller shall report all income, if any, that is earned on, or derived from, the Escrow Funds as its income, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto. Escrow Agent shall not be required without its consent to relinquish, deliver or pay over any instrument, money or other property deposited with it in this Escrow Agreement unless and until it shall have been paid and reimbursed its fees and expenses.

GENERAL ESCROW AGREEMENT

1.3	Disbursement of Escrow Funds.
1.3.1
Subject to the limitations set forth in Article 9 of the Asset Purchase Agreement, if Buyer believes that it has a claim for indemnification pursuant to Section 9.1 of the Asset Purchase Agreement (a “Buyer Claim”), the amount of which is then known, the Buyer shall, as soon as reasonably practicable after it becomes aware of such Buyer Claim, notify the Seller of such Buyer Claim by means of a written notice describing the Buyer Claim in reasonable detail and setting forth the Buyer’s good faith calculation of the Indemnifiable Losses incurred by the Buyer with respect thereto (a “Buyer Claim Notice”). If, by the thirtieth (30th) day following receipt of a Buyer Claim Notice by the Seller and others identified in the Notice section of the Asset Purchase Agreement (the “Indemnification Dispute Period”), (x) the Buyer has not received from the Seller notice in writing that the Seller objects to the Buyer Claim Notice (or the amount of Indemnifiable Losses asserted in such Buyer Claim Notice) (an “Indemnification Dispute Notice”), and (y) if such Buyer Claim shall have been made prior to the Escrow Termination Date (as hereinafter defined), the Buyer and the Seller shall deliver a joint written instruction to the Escrow Agent (the “Escrow Disbursement Instruction”) instructing the Escrow Agent to pay to the Buyer or reserve from the Escrow Funds the amount of Indemnifiable Losses specified in the Buyer Claim Notice subject to the limitations contained in Article 9 of the Asset Purchase Agreement. Within one (1) Business Day following the Escrow Agent’s receipt of an Escrow Disbursement Instruction, the Escrow Agent shall comply with the instructions and directives concerning the release or reservation of the Escrow Funds set forth therein.

1.3.2
If the Seller delivers an Indemnification Dispute Notice to the Buyer within the Indemnification Dispute Period, the Buyer and the Seller shall promptly meet and use their reasonable efforts to settle the dispute as to whether and to what extent the Buyer Indemnitees are entitled to reimbursement on account of such Buyer Claim Notice. If the Buyer and the Seller are able to reach agreement within thirty (30) days after the Buyer receives such Indemnification Dispute Notice, and if such Buyer Claim Notice shall have been made prior to the Escrow Termination Date, the Buyer and the Seller shall deliver an Escrow Disbursement Instruction to the Escrow Agent setting forth such agreement and instructing the Escrow Agent to pay the Buyer or reserve from the Escrow Fund an amount in accordance with such agreement. Within one (1) Business Day following the Escrow Agent’s receipt of an Escrow Disbursement Instruction, the Escrow Agent shall comply with the instructions and directives concerning the release or reservation of the Escrow Funds set forth therein. If the Buyer and the Seller are unable to reach agreement within thirty (30) days after the Buyer receives such Indemnification Dispute Notice, then either the Buyer or the Seller may resort to other legal remedies.

GENERAL ESCROW AGREEMENT

1.3.3
If the Indemnifying Party is the Seller, such Indemnifying Party will be entitled to defend, settle or compromise a Buyer Claim using the Escrow Fund, and the Seller and the Buyer shall jointly instruct the Escrow Agent to release funds held under this Agreement for this purpose in accordance with the provisions of this Agreement.

1.3.4
On the date that is the first Business Day after fifteen (15) months following the Closing Date, the Escrow Agent shall release to Seller by wire transfer of immediately available funds, to a bank account designated in writing by Seller, an amount equal to Two Million Dollars ($2,000,000), less any reductions thereto in accordance with Section 1.3.1, Section 1.3.2, and Section 1.3.3 above.

1.3.5
On the date that is the first Business Day after twenty-four (24) months following the Closing Date (the “Escrow Termination Date”), the Escrow Agent shall pay to Seller by wire transfer of immediately available funds, to a bank account designated in writing by Seller, an amount equal to the remaining portion of the Escrow Fund, less (x) any funds reserved or remaining to be paid in accordance with Section 1.3.1, Section 1.3.2, and Section 1.3.3 above, and (y) [any] fees and out-of-pocket expenses due the Escrow Agent pursuant to the terms of this Agreement.

1.3.6
Notwithstanding anything in this Section 1.3 to the contrary, and for the avoidance of doubt, disbursement of the Escrow Funds in accordance with this Section 1.3 shall be disbursement of the initial $4,000,000 of Escrow Funds only, and not of any interest accrued thereon. Interest on the Escrow Funds shall be disbursed only to Seller and only in accordance with Section 3.1 below.

ARTICLE II
THE ESCROW AGENT

2.1
Scope of Powers, Duties and Obligations of the Escrow Agent. Subject to the Party’s directions, the Escrow Agent has whatever powers are conferred by law and which are required to discharge its obligations and exercise its rights under this Escrow Agreement, including but not limited to the powers specified in the following Paragraphs of this Article, and the powers and authority granted to the Escrow Agent under other provisions of this Escrow Agreement. The Escrow Agent shall have no duties or obligations except those specifically set forth in this agreement.

GENERAL ESCROW AGREEMENT

2.2
Powers Exercisable by the Escrow Agent, Subject to this Agreement. The Escrow Agent is authorized and empowered to exercise the following powers, subject to the limitations contained in this Agreement:

2.2.1
To register any investment held in the Escrow Fund in its own name or in the name of a nominee and to hold any investment in bearer form. The books and records of the Escrow Agent shall show that all such investments are part of the Escrow Fund. The Escrow Agent shall be liable for all acts of its nominee.

2.2.2
To utilize registered securities depositories to hold assets of the Escrow Fund, provided however that the Escrow Agent shall not be relieved of any fiduciary responsibility with respect to the assets so held.

2.2.3
To employ agents, including public accountants and legal counsel (which may be counsel for Parties), as it shall determine appropriate, and to pay their reasonable expenses and compensation from Escrow Funds;

2.2.4
To rely on Parties to defend and litigate, or settle, at their expense, any suit brought against the Escrow Funds or any order sought to be satisfied out of the Escrow Funds, without duty on the Escrow Agent beyond forwarding related papers to Parties and complying with any final order to the extent of the Escrow Funds;

2.2.5	To withhold from taking any action until it receives proper written notice of an occurrence of an event affecting this Escrow;
2.2.6
To treat as genuine, sufficient and correct, in form, execution and validity, and as the document it purports to be, and from the party it purports to be from, any notice, instruction, letter, paper, telex or other document purported to be furnished to Escrow Agent by Parties and believed by Escrow Agent to be both genuine and to have been transmitted by the proper party or parties, and Escrow Agent shall have no liability with respect to any action taken or foregone by Escrow Agent in good faith in reliance on such document;

2.2.7
To be fully released and discharged from any obligation to perform any further duties imposed upon it with respect to this Escrow following its resignation or removal and the appointment of a successor or the deposit of the Escrow Funds; and

2.2.8
To be free from any liabilities or change in duties, other than as may be specifically described elsewhere herein, for the action or inaction of a party to this Escrow Agreement, or any other party, or the occurrence or non-occurrence of an event outside of this Escrow.

GENERAL ESCROW AGREEMENT

ARTICLE III
INVESTMENT OF THE ESCROW FUND

3.1
Permitted Investments. Escrow Agent shall hold the Escrow Funds and at the verbal or written instruction of Seller invest and reinvest the principal and accumulated income of the Escrow Fund in the following investments ("Permitted Investment"):

(i)	Any U.S. Government or U.S. Government Agency security;
(ii)	Any commercial paper;
(iii)	Any certificate of deposit or time deposit in any bank (including Escrow Agent);
(iv)	Escrow Agent's money market fund or any other interest-bearing deposit accounts with any federally-insured bank (including the Escrow Agent or its affiliates).

In the absence of instructions to the contrary from the Seller, the Escrow Agent shall invest the Escrow Funds in the Permitted Investments set forth in clause (iv) of this Section 3.1.
3.1.1
Any Interest shall be added to the Escrow Funds; provided, however, that any interest shall not be subject to disbursement to Buyer as provided for in Section 1.3 above. Escrow Agent shall make disbursements to Seller solely of the interest accrued on the Escrow Funds on a quarterly basis as of the last day of March, June, September and December, and at such other times at the written request of Seller.

3.1.2
The Escrow Agent will act upon written investment instructions the Business Day after such instructions are received, provided the requests are communicated within sufficient amount of time to allow the Escrow Agent to make the specified investment. Instructions received after an applicable investment cutoff deadline will be treated as being received by the Escrow Agent on the next Business Day, and the Escrow Agent shall not be liable for any loss arising directly or indirectly, in whole or in part, from the inability to invest Escrow Funds on the day the instructions are received. The Escrow Agent shall not be liable for any loss incurred by the actions or third parties or by any loss arising by error, failure or delay in making of an investment or reinvestment, and the Escrow Agent shall not be liable for any loss of principal or income in connection therewith, unless such error, failure or delay results from the Escrow Agent's gross negligence or willful misconduct or failure of the Escrow Agent to comply with any of the terms of this Escrow Agreement. As and when the Escrow funds or any interest or any portion there of is to be released under this Escrow Agreement, the Escrow Agent shall cause the Permitted Investments to be converted into cash, and the Escrow Agent shall not be liable for any loss or principal or income in connection therewith, unless such loss results from the Escrow Agent's gross negligence or willful misconduct or the failure of the Escrow Agent to comply with any of the terms of this Escrow Agreement. None of the parties hereto shall be liable for any loss of principal or income due to the choice of Permitted Investments in which the Escrow Funds are invested or the choice of Permitted Investments that are converted into cash pursuant to this Section 3.1.2.

GENERAL ESCROW AGREEMENT

3.2
Escrow Agent Not Responsible For Investment Advice. The Escrow Agent assumes no responsibility for advising the Parties with respect to the investment and reinvestment of the Escrow Funds. The Escrow Agent shall as promptly as possible comply with any direction given by the Seller as to the investment of the Escrow Funds; provided, however, that the Escrow Agent shall have no duty to take any action which, in the Escrow Agent's opinion, would expose the Escrow Agent to liability unless and until the Seller indemnifies the Escrow Agent to its reasonable satisfaction. The Escrow Agent shall neither be liable in any manner nor for any reason for any losses or other unfavorable investment results arising from its compliance with such direction, nor be liable for failing to invest any assets of the Escrow Fund in the absence of written investment directions regarding such assets.

3.3
Delegation of Responsibility and Authority for Investment of Escrow Fund. The Seller may by written resolution delegate its authority over the investments of the Escrow Fund to a designated representative ("Representative"), and Escrow Agent shall accept Representative's instructions to invest and reinvest the assets of all or any portion of the Escrow Fund. The Seller may revoke the delegation of any such investment responsibility and authority by written notice to the Escrow Agent, and Representative may relinquish such responsibility and authority by written notice to the Escrow Agent.

3.4
Notification of Rights Regarding Securities. Following receipt of information, the Escrow Agent will notify the Seller of any conversion, redemption, exchange, subscription or other right relating to any securities purchased hereunder of which notice was given after the acquisition of such securities by the Escrow Agent, and the Escrow Agent shall have no obligation to exercise any such right unless it is instructed by the Seller or its Representative in writing to exercise such right, within a reasonable time prior to the expiration of such right.

3.5
Uninvested Cash. Subject to the directions of the Seller, or its Representative, the Escrow Agent may hold any or all of the Escrow Fund in cash, uninvested and nonproductive of income. The Escrow Agent shall not be required to pay interest on any cash so held uninvested. The Escrow Agent may deposit cash awaiting investment or distribution in any interest-bearing account in any Bank (including the Escrow Agent).

3.6
Shareholder Communications. The Parties direct the Escrow Agent not to disclose to any company requesting shareholder information the name and the address of the Parties or the share position of the securities of the inquiring company in the Escrow Fund.

GENERAL ESCROW AGREEMENT

ARTICLE IV
ESCROW AGENT NOTICES AND INSTRUCTIONS

4.1
Instructions; Notices. Except as hereafter provided, any directions, instructions or notices which the Parties or any other duly authorized person is required or permitted to give to the Escrow Agent under this Escrow Agreement (the "Instructions") shall be in writing and shall be deemed effective upon receipt by the Escrow Agent; provided, however, that the Escrow Agent in its discretion may act upon oral Instructions if it believes them to be genuine, but the Escrow Agent shall not be required to do so. If the Escrow Agent requires, all oral Instructions are to be promptly confirmed in writing, but the Escrow Agent shall not be liable for any action or any failure to act in accordance with oral Instructions, even though it fails to receive written confirmation from the Parties. The Escrow Agent shall be provided with specimen signatures of the authorized representatives of the Parties. The Escrow Agent shall be entitled to rely in good faith upon any Instructions signed by any authorized representative of the Parties, and shall incur no liability for following such directions. Any written notices, affidavits or other communications hereunder shall be deemed to have been duly given if delivered or mailed first class, certified mail, postage prepaid, addressed as follows:

City National Bank, national association
Wealth Management Services-Business Trusts, Escrows
Attn: Sue Behning/VP
555 S. Flower Street, 12th Floor
Los Angeles, CA 90071
Tel: (213) 673-8844
Fax: (213) 673-8850

Signer's name:
Signer's address:
Signer's telephone number:
Signer's fax number:

Signer's name:
Signer's address:
Signer's telephone number:
Signer's fax number:

4.2
E-Mail/Photostatic Teletransmission. The transmission of the Instructions by electronic transmission (e-mail) as attributed to an authorized person or photostatic teletransmission with duplicate or facsimile signatures with confirmed receipt shall be an authorized method of communication and shall be considered in writing until the Parties notify the Escrow Agent to the contrary.

GENERAL ESCROW AGREEMENT

4.3
Electronic Affirmation. Notwithstanding any other provision of this Article IV, the Escrow Agent may settle securities trades effected by the Parties through a securities depository that utilizes an institutional delivery system, in which event the Escrow Agent may deliver or receive securities in accordance with appropriate trade reports or statements given to the Escrow Agent by such depository without having received direct communications or instructions from the Parties.

4.4
Additional Instructions. In any matter under this Escrow Agreement in which the Escrow Agent is permitted or required to act upon Instructions, the Escrow Agent, where it deems necessary, may request further Instructions from the person or entity giving the original instructions, or from the Parties, as the case may be, and may defer any and all action pending receipt thereof.

ARTICLE V
COMPENSATION AND EXPENSES OF THE ESCROW AGENT

5.1
Escrow Agent's fees will be as set forth on the fee schedule attached hereto, plus actual expenses incurred in performing its duties hereunder. Seller and Buyer will each pay for one-half of such fees and expenses and will be billed on a monthly basis therefor by the Escrow Agent. Escrow Agent is hereby granted a lien on the Escrow Funds for such amounts. Any setup fee will be split equally between Seller and Buyer and will be payable in advance by [them]. In addition, Escrow Agent will receive its usual sweep fee for any Escrow Funds, which are invested in a sweep vehicle selected by the Parties. Unless other payment arrangements are set forth herein or are agreed to by Escrow Agent in writing, Escrow Agent may disburse from the Escrow Funds sufficient funds to pay its compensation and expenses. If at any time cash is not available in the Escrow Funds to pay the Escrow Agents compensation and expenses, then Escrow Agent may bill Parties for such amounts.

ARTICLE VI
RECORDS AND ACCOUNTS

6.1
Accurate Records and Accounts. The Escrow Agent shall keep accurate records and accounts with respect to all cash and other assets held by it in the Escrow Fund, and all receipts and disbursements and other transactions involving such cash, securities and other assets. The Parties shall have access to all such accounts, books and records at all reasonable times. All such accounts, books and records shall be open for inspection and audit at all reasonable times by the Parties or by any person or persons duly authorized by the Parties.

6.2
Periodic Reports. The Escrow Agent shall furnish the Parties and any third party with such periodic reports, as the Parties and the Escrow Agent shall mutually agree, setting forth all receipts, disbursements and transactions effected by the Escrow Agent.

GENERAL ESCROW AGREEMENT

6.3
Principal and Income. Except as otherwise specifically provided in this Escrow, the determination of all matters with respect to what is principal or income of the Escrow Fund and the apportionment and allocation of receipts and disbursements between these accounts (if any), shall be governed by the provisions of the California Revised Uniform Principal and Income Act from time to time existing. Any such matter not provided for herein or in the California Revised Uniform Principal and Income Act shall be determined by the Escrow Agent in the Escrow Agent's reasonable discretion.

ARTICLE VII
[INTENTIONALLY OMITTED]

ARTICLE VIII
RESIGNATION AND REMOVAL OF THE ESCROW AGENT

8.1
Resignation and Removal. The Escrow Agent may resign at any time upon thirty- (30) days' written notice to the Parties, unless a shorter period is acceptable to the Parties. The Parties may at any time remove the Escrow Agent upon thirty- (30) days' written notice to the Escrow Agent, unless a shorter period is acceptable to the Escrow Agent.

8.2
Appointment of Successor. In the event of the removal or resignation of the Escrow Agent, the Parties shall appoint a successor which, upon its acceptance in writing of such appointment delivered to the Parties and the former Escrow Agent, shall be vested with all the rights, powers and duties of the Escrow Agent under this Escrow Agreement, and the retiring Escrow Agent shall be released and discharged from all further liability with respect to the Escrow. If the Parties fail to appoint a successor Escrow Agent within thirty (30) days after removal or resignation of the Escrow Agent, the Escrow Agent is authorized to deliver the Escrow Fund to a court of competent jurisdiction to be held by such court until such time as a new Escrow Agent is appointed by the Buyer and the Seller. The retiring Escrow Agent shall transfer, assign and deliver to its successor all of the property then held by it under the Escrow, except such reasonable compensation and expenses in connection with the settlement of accounts and the delivery of the assets to the successor Escrow Agent. After settlement of the retiring Escrow Agent's final accounting, the retiring Escrow Agent shall also transfer to the successor Escrow Agent true copies of its records as relate to the Escrow Fund, as may be requested by the successor Escrow Agent. The successor Escrow Agent shall not be liable or responsible for anything done or omitted in the administration of the Escrow Fund pursuant to this Escrow Agreement prior to the date it shall have become Escrow Agent, nor to audit or otherwise inquire into or take any action concerning the acts of any retiring Escrow Agent.

8.3
Final Periodic Report. Within sixty (60) days after the transfer of the assets of the Escrow Fund to the successor Escrow Agent, unless a different period is mutually agreed to, the Escrow Agent shall file with the Parties a final periodic report, covering the period since the close of the last periodic report.

GENERAL ESCROW AGREEMENT

8.4
Deemed Acceptance. In the absence of any exception thereto filed in writing with the Escrow Agent within ninety (90) days after the date of filing with the Parties, any periodic report filed with the Parties shall constitute a final periodic report by and discharge of the Escrow Agent from all claims and liabilities with respect to the acts and transactions as shown in such report, and shall be binding and conclusive upon all persons.

ARTICLE IX
AMENDMENT AND TERMINATION

9.1	Amendment. This Escrow Agreement may be modified at any time by writing signed by the Parties.

9.2
Termination. This Escrow may be terminated at any time upon two (2) Business Days' written notice delivered by the Parties to the Escrow Agent; provided, however, that this Escrow Agreement shall continue thereafter for such period as may be necessary for the complete divestiture of all cash, securities and other instruments held hereunder by the Escrow Agent, but solely to the extent necessary to effect such complete divestiture. Upon such termination, all assets remaining in the Escrow after payment of all expenses properly chargeable thereto shall be paid or distributed in accordance with written directions of the Parties. Unless sooner terminated in accordance with other provisions hereof, any Escrow created hereunder shall terminate five (5) years after the date of execution of this Escrow Agreement.

9.3
Final Periodic Report. Within sixty (60) days after the termination of the Escrow Fund, unless a different period is mutually agreed to, the Escrow Agent shall file with the Parties a final periodic report, covering the period since the close of the last periodic report.

9.4
Deemed Acceptance. In the absence of any exception thereto filed in writing with the Escrow Agent within ninety (90) days after the date of filing with the Parties, any periodic report filed with the Parties shall constitute a final periodic report by and discharge of the Escrow Agent from all claims and liabilities with respect to the acts and transactions as shown in such report, and shall be binding and conclusive upon all persons.

GENERAL ESCROW AGREEMENT

ARTICLE X
LIMITATION ON LIABILITY

10.1
Liability of Escrow Agent. In performing any duties under this Escrow Agreement, Escrow Agent shall not be liable for any damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. Escrow Agent shall not incur any liability for: (a) any act or failure to act made or omitted in good faith, or (b) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Escrow Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations or determining and verifying the scope of any representative authority, or any person acting or purporting to act on behalf of any party to this agreement.

10.2
Indemnification by Parties. Parties further agree to pay on demand, and to indemnify and hold Escrow Agent harmless from and against, all costs, damages, judgments, attorneys fees, expenses, obligations and liabilities of any kind or nature (collectively, “Losses”) which, in good faith, Escrow Agent may incur or sustain in connection with or arising out of the Escrow, and Escrow Agent is hereby given a lien upon all the rights, titles and interests of the Parties in the Escrow Funds, to protect Escrow Agent's rights and to indemnify and reimburse Escrow Agent under this Escrow Agreement. The parties agree that neither the payment by Buyer or Seller of any claim by Escrow Agent for indemnification hereunder, nor the disbursement of any amounts to Escrow Agent from the Escrow Funds in respect of a claim by Escrow Agent for indemnification shall impair, limit, modify, or affect, as between Buyer and Seller, the respective rights and obligations of Buyer, on the one hand, and Seller, on the other hand, under the Asset Purchase Agreement. The Parties further agree that as between the Buyer and the Seller, each shall be responsible for the payment of fifty (50%) percent of the amount of indemnification sought by the Escrow Agent.

10.3
Force Majeure. The Escrow Agent shall not be liable for any delay or failure to act as may be required hereunder when such delay or failure is due to fire, earthquake, any act of God, interruption or suspension of any communication or wire facilities or services, war, emergency conditions or other circumstances beyond its control, provided it exercises such diligence as the circumstances may reasonably require.

10.4
Scope. The Escrow Agent shall have no duties or obligations hereunder except those specifically set forth herein and such duties and obligations shall be determined solely by the express provisions of this Escrow Agreement.

10.5	Controversies.
10.5.1	Upon receipt of conflicting demands or notices relating to this Escrow, Escrow Agent may, at its election, without liability to Parties, do either or both of the following:

10.5.1.1	Withhold and stop all further proceedings in, and performance of, this Escrow, until such conflict is resolved to Escrow Agent's satisfaction;

GENERAL ESCROW AGREEMENT

10.5.1.2
File a suit in interpleader and obtain an order from the court requiring the parties to litigate their several claims and rights among themselves, in which case, Escrow Agent shall be fully released and discharged from any obligation to perform any further duties imposed upon it with respect to this Escrow, and the parties shall pay Escrow Agent all costs, expenses and reasonable attorney fees expended or incurred by it, the amount thereof to be fixed and a judgment thereof to be rendered by the court in such suit.

10.5.2
Any dispute arising out of or relating to this Escrow Agreement, including a breach of this Escrow Agreement, will be decided by reference under California Code of Civil Procedure 638 and related sections. A referee, either an active attorney or retired judge, will be selected according to the procedures of the American Arbitration Association and then appointed by the court in which the action regarding the dispute or controversy originated. The dispute will be submitted to the referee for determination in place of a trial before a judge and jury.

10.6
Legal Counsel. The Escrow Agent may consult with, and obtain advice from, legal counsel of its own selection as to the construction of any of the provisions of this Escrow Agreement or the Escrow Agent's obligations and duties, and shall incur no liability in acting in good faith in accordance with the reasonable advice and opinion of such counsel.

ARTICLE XI
MISCELLANEOUS

11.1	Governing Law. This Escrow Agreement shall be governed, construed, regulated and administered under the laws of the State of California.

11.2
Invalid Provisions. It is not the intention of any party to this Escrow Agreement to violate any statute, regulation, ruling, judicial decision, or other legal provision applicable to this Escrow Agreement or the performance thereof. If any term of this Escrow Agreement, or any act or omission in the performance thereof, is or becomes violative of any such provision, such term, act or omission shall be of no force or effect and any such term shall be severed from this Escrow Agreement. Any such invalid term, act or omission shall not affect the validity of any other term of this Escrow Agreement that is otherwise valid, nor the validity of any otherwise valid act or omission in the performance thereof, unless such invalidity prevents accomplishment of the objectives and purposes of this Escrow Agreement. In the event any such term, act or omission is determined to be illegal or otherwise invalid, the necessary steps to remedy such illegality or invalidity shall be taken immediately by the parties.

GENERAL ESCROW AGREEMENT

11.3
Counterparts. This Escrow Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

11.4
Successors and Assigns. This Escrow Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns, except as is expressly provided to the contrary herein.

11.5
Important Information About Procedures for Opening a New Account. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means for the Parties: Upon opening an account, CNB will ask Parties’ names, addresses, dates of birth, and other information that will allow CNB to identify the Parties. CNB may also ask to see the Parties’ driver’s licenses or other identifying documents.

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed by their respective duly authorized officers on the dates set forth below.

Date	COMPANY:	Kyocera Mita Corporation
By
It’s:

Date	COMPANY:	Peerless Systems Corporation
By
It’s:

Date	City National Bank, national association
ESCROW AGENT
By
It’s:

ESCROW ACCOUNT #:

EXHIBIT B

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATEMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED].” AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the “Agreement”) is entered into, effective as of _________, 2008 (the “Effective Date”), by and between Peerless Systems Corporation (“Licensee”), and Kyocera Mita Corporation (“Licensor”), and is made with reference to the following facts:

A. Concurrent with the execution of this Agreement, the parties hereto have consummated the transactions contemplated by that certain Asset Purchase Agreement dated _______, 2008 (“Sale Agreement”).

B. Pursuant to terms and conditions of the Sale Agreement, among other things, Licensee has sold, assigned and transferred the Intellectual Property to Licensor.

C. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby is required by and a condition of the Sale Agreement, and this Agreement constitutes Exhibit B to the Sale Agreement.

DEFINITIONS. For purposes of this Agreement:

1.1 “Affiliates” means an entity directly or indirectly controlling, controlled by or under common control with such party, provided that such entity shall be considered an Affiliate only during the time when such control exists. For purposes of this definition, “control” means the ownership of more than fifty percent (50%) of the total voting power of the shares (or other securities or rights) entitled to vote of the relevant affiliated party or other entity.

1.2 “Change Of Control” means the sale of all or substantially all of Licensee’s assets or the consummation of a merger, consolidation, statutory share exchange, reorganization, or similar form of corporate transaction involving Licensee resulting in a cumulative change, from the date hereof, in the holders of more than fifty (50%) percent of the voting securities or equity of Licensee.

1.3 “Confidential Information” shall have the meaning set forth in Section 9.

1.4 “Improvements” means any improvements to, derivative works of, modifications of or enhancements to the Intellectual Property which are developed by Licensor or Licensee and which are based on or incorporate any part of the Intellectual Property, including, without limitation, any revisions, modifications, translations, abridgments, condensations or expansions thereof or thereto.

1.5 “Intellectual Property” means the Transferred Intellectual Property as defined in the Sale Agreement.

1.6 “License” means the licenses granted by Licensor to Licensee pursuant to Section 2.1.

1.7 “Operating Restrictions” shall have the meaning set forth in Section 3.4.

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CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATEMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED].” AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.8 “Patent” means Patent as defined in the Sale Agreement.

1.9 “Products And Services” means any products or services that Licensee makes, has made, provides, licenses, uses, distributes or sells that contain, utilize or are based on the Intellectual Property, or any part thereof, and the provision of maintenance or support services with respect thereto.

1.10 “Proceeding” shall have the meaning set forth in Section 13.5.

1.11 “Prosecution” means the application, maintenance, reexamination, reissue, opposition and prosecution of any kind of a Patent.

1.12 “Sale Agreement” shall have the meaning set forth in Recital A of this Agreement

1.13 “Restricted Territory” means the Peoples Republic of China, Taiwan and Korea.

1.14 “Software” means all Software as defined in the Sale Agreement.

2. GRANT OF LICENSE.

2.1 LICENSE. Subject to termination in accordance with Section 10.2, Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, a nonexclusive, royalty-free, irrevocable, fully paid up, perpetual, non-assignable (except as provided by Sections 3.1 and 13.4) worldwide right and license, to the Intellectual Property to make and have made, offer to sell and sell, use import, develop, reproduce, prepare derivative works of, sublicense and otherwise commercialize the Products and Services subject to the Operating Restrictions. Licensee shall cause those of its’ and its Affiliates’ employees, agents, representatives and contractors that are provided with a copy or access to any or all of the Intellectual Property to execute Licensee’s then customary form of proprietary information agreement under which such persons shall be required to maintain Licensor’s confidential information to the same extent that such persons are required to maintain confidential information of Licensee. Such agreements shall contain reasonable security measures for the preservation of the secrecy and proprietary nature of the Intellectual Property.

3. OPERATING RESTRICTIONS. The License shall be subject at all times to the following terms and conditions:

3.1 ASSIGNMENT RESTRICTIONS. Except as permitted by Section 13.4, none of the Intellectual Property may be assigned, sublicensed or otherwise transferred by Licensee to any third party other than (x) the limited right to grant non-transferable, non-assignable sublicenses of the Intellectual Property in connection with the delivery and performance, respectively, of the Products and Services subject to the Operating Restrictions, or (y) to Licensee’s Affiliates and then only if (i) such Affiliates are bound by written agreement to all of the limitations and restrictions applicable to Licensee under this Agreement, including, without limitation, the Operating Restrictions, and (ii) no such Affiliates shall have the right to further assign, sublicense or otherwise transfer such License, except to other Affiliates of Licensee provided such Affiliates are bound by written agreement to all of the limitations and restrictions applicable to Licensee under this Agreement, including, without limitation, the Operating Restrictions. Licensee shall not, and Licensee shall not cause or permit any other person to, provide the use of the Software to or for the benefit of any other person on a service bureau, remote, time-share, application service provider or any other shared or distributed basis.

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3.2 RESERVATION OF RIGHTS. Except as provided by this Agreement and the License granted hereunder, as between the parties hereto, Licensor is and shall remain the sole owner of the Intellectual Property and all rights therein and thereto, and Licensee shall not contest or challenge the validity, ownership, title or, if applicable, any registration thereof. All rights not expressly granted by Licensor in this Agreement are expressly reserved by Licensor, and Licensor shall retain the right to assign, license, sell, transfer, use and otherwise exploit in any manner all of its rights in and to the Intellectual Property.

3.3 PROTECTION. Licensor acknowledges that Licensee’s use and protection of the Intellectual Property shall include the implementation of reasonable security measures for the preservation of the secrecy and proprietary nature of the Intellectual Property.

3.4 OPERATING RESTRICTIONS. As to Licensee’s relationships with existing customers under renewals of existing contracts and as to Licensee’s relationships with new customers or existing customers under new contracts, Licensee shall provide its Products and Services under arms-length terms and conditions, including sale, license or service pricing terms that, measured in the aggregate at the time the relevant agreements are entered into or renewed, are [REDACTED]. In addition, neither Licensee nor its Affiliates shall use the Intellectual Property for Products or Services to be sold, licensed or otherwise provided to persons or companies owned or controlled by, directly or indirectly, a company based in or headquartered in the Restricted Territory, or any Affliate of any person or company owned or controlled by, directly or indirectly, a company based in or headquartered in the Restricted Territory, for a period expiring fifteen (15) months from the closing date under Sale Agreement (the "Restricted Period"). For the avoidance of doubt, the foregoing restrictions ("Operating Restrictions") shall not apply to any business activity or undertaking of Licensee except for those directly involving commercialization of the Intellectual Property.

4. IMPROVEMENTS.

4.1 IMPROVEMENTS BY LICENSOR. Licensor retains all rights, title, and interest in any Improvements made by Licensor. Licensor shall have no obligation to include any such Improvements within the License granted to Licensee, and Licensee shall not be entitled to obtain the right to use any such Improvements.

4.2 IMPROVEMENTS BY LICENSEE. Licensee retains all rights, title, and interest in any Improvements made by Licensee. Licensee shall have no obligation to provide Licensor with any right or license to use such Improvements, and Licensor shall not be entitled to obtain the right to use any such Improvements.

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5. COMPLIANCE. During the Restricted Period, Licensee shall notify Licensor of the name of any party to whom it has granted any new sublicenses in the Intellectual Property. Such notices shall be provided within thirty (30) days after the end of each calendar quarter during the Restricted Period except that notice shall not be given until after the first full calendar quarter following the date hereof. Contemporaneous with the delivery of each notice under this Section 5, Licensee shall deliver to Licensor a Certificate of an executive officer of Licensee certifying to Licensee’s compliance with the Operating Restrictions set forth in Section 3.4 hereof. During the Restricted Period, but not more frequently than once every seven (7) months during the Restricted Period, Licensor or its duly authorized representative shall have the right, at its sole cost and expense, and subject to the execution of a confidentiality agreement in form reasonably satisfactory to Licensee, upon reasonable notice to Licensee, to review redacted agreements entered into by Licensee after the date of the Sale Agreement solely with respect to its use (including sublicense) of the Intellectual Property (with such redacted agreements to reflect only the name of the other party and a description of the intellectual property that is the subject of such agreement). Upon Licensor’s reasonable request, Licensee shall, and shall cause its sub-licensees to, promptly remedy any non-compliant use of the Intellectual Property identified by Licensor.

6. PATENTS.

6.1 LICENSOR’S RESPONSIBILITIES. Licensor, at its sole cost and expense, shall have the full responsibility for the application, maintenance, reexamination, reissue, opposition and prosecution of any kind (collectively, “Prosecution”) relating to any Patent that is part of the Intellectual Property; provided, however, Licensor may, in accordance with Section 6.2 below, elect to abandon the Prosecution of any Patent.

6.2 LICENSEE’S RIGHTS. If Licensor shall elect to abandon the Prosecution of any Patent, Licensor shall notify Licensee of such election at least thirty (30) days before a final due date which would result in the abandonment or bar of patentability of any Patent. In such event, Licensee may, at its sole option and expense, assume the Prosecution of such Patent. If Licensee elects to assume the Prosecution of such Patent, Licensee shall notify Licensor of such election in writing, and Licensor shall provide to Licensee copies of (x) any and all material or pertinent communications with the United States Patent and Trademark Office, or any foreign patent office, relating to the Prosecution of such Patent, and (y) the complete texts of all filings with respect to such Patent as well as information sent to or received from the patent office of any such country regarding such filing, including all office actions and other official correspondence as well as information concerning the institution or possible institution of any interference, opposition, re examination, reissue, revocation, nullification or any official proceeding involving such Patent. If Licensee elects to assume the Prosecution of a Patent abandoned by Licensor, Licensee shall pay all filing and maintenance fees with respect to such Patent, past due and due with respect to the periods from and after the date of Licensor’s abandonment of the Prosecution of such Patent and Licensee shall thereafter have all rights of ownership as to any such Patent.

6.3 LICENSOR RIGHT TO CONTINUED USE OF PATENTS. Notwithstanding Licensor’s election to abandon the Prosecution of a Patent and the Licensee’s election to assume the Prosecution of such Patent, Licensor may continue to use any such Patent so abandoned on a perpetual royalty free basis, and Licensor’s use of such Patent or of any Intellectual Property rights associated with such Patent in a manner consistent with its prior use of such Patent will not be deemed to be infringing upon the Patent and other intellectual property rights of Licensee.

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6.4 NOTIFICATION OBLIGATIONS. In the event that either party becomes aware of any product that is made, used, or sold that it believes (i) infringes any Patent, or (ii) constitutes a misappropriation of Confidential Information, such party (the “Notifying Party”) will promptly advise the other party of all the relevant facts and circumstances known by the Notifying Party in connection with the infringement or misappropriation and determine in good faith an appropriate plan to enforce their respective rights. The parties shall keep one another informed of the status of their respective activities regarding any litigation or settlement thereof; provided that no settlement or consent judgment or other voluntary final disposition of any suit defended or action brought by a party pursuant to this Section may be entered into without the consent of the other party if such settlement would require the other party to be subject to an injunction or to make a monetary payment or would otherwise adversely affect the other party’s rights under this Agreement. If either party is unable to initiate or prosecute any action described in this Section solely in its own name, or it is otherwise advisable in order to obtain an effective remedy, the other party shall join such action voluntarily and will execute all documents necessary to initiate and conduct litigation to prosecute and maintain such action. Each party shall cooperate with the other in all suits and actions referred to in this Section, including the furnishing of all documents as may reasonably be requested, and providing reasonable access to potential witnesses.

7. DELIVERY OF INTELLECTUAL PROPERTY. The parties acknowledge that the Intellectual Property, immediately prior to the consummation of the transactions contemplated by the Sale Agreement, was in the possession, control and ownership of Licensee. The parties further acknowledge and agree that Licensee shall retain copies of all Intellectual Property, and every part thereof, in addition to the other deliveries required by the Sale Agreement. Accordingly, no delivery back of the Intellectual Property to Licensee will be required for the transactions contemplated hereby.

8. LIMITATIONS OF LIABILITY.

8.1 NO WARRANTIES. LICENSOR MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT TO THE INTELLECTUAL PROPERTY, INCLUDING, WITHOUT LIMITATION, THAT THE INTELLECTUAL PROPERTY OR ANY PART THEREOF IS OR WILL BE ERROR FREE OR IS NOT INFRINGING THE RIGHTS OF ANY THIRD PARTY. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, LICENSOR MAKES NO EXPRESS, IMPLIED OR STATUTORY WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF DESIGN, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM A COURSE OF DEALING, TRADE USAGE OR TRADE PRACTICE WITH RESPECT TO THE INTELLECTUAL PROPERTY, OR ANY PART THEREOF. THE PARTIES RECOGNIZE THAT THE RIGHTS TO THE INTELLECTUAL PROPERTY HAVE BEEN PURCHASED BY LICENSOR FROM LICENSEE CONCURRENTLY HEREWITH PURSUANT TO THE SALE AGREEMENT.

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8.2 DISCLAIMER OF LIABILITY. UNDER NO CIRCUMSTANCES SHALL LICENSOR BE LIABLE TO LICENSEE OR ANY OTHER PERSON OR ENTITY IN THE EVENT OF ANY CLAIM OF INFRINGEMENT, MISAPPROPRIATION OR DILUTION OF THE INTELLECTUAL PROPERTY, TRADE SECRET, PROPRIETARY OR SIMILAR RIGHTS OF ANY OTHER PERSON OR ENTITY INVOLVING THE INTELLECTUAL PROPERTY AS TRANSFERRED TO THE LICENSOR AT THE CLOSING UNDER THE SALE AGREEMENT OR THAT CONCERNS OR RELATES TO THE PERIOD PRIOR TO THE DATE HEREOF. THE WITHIN DISCLAIMER OF LIABILITY SHALL NOT BE CONSTRUED TO BE A DISCLAIMER OF ANY OF THE OBLIGATIONS OF LICENSOR UNDER THIS AGREEMENT.

9. CONFIDENTIAL INFORMATION.

9.1 DEFINED. All information, documents, notes, memoranda and intellectual property of any kind received, compiled, produced or otherwise made available by either party to the other related to this Agreement, the Intellectual Property, including, but not limited to ideas, concepts, product concepts, technical, financial and business plans and models, names of customers or partners, proposed business transactions, reports, market projections, know-how, software programs, software, technology, graphics, and other visual and audio assets, data or any other confidential and proprietary information relating to the subject matter hereof or relating to Licensor or Licensee and their respective Affiliates, and any information, documents, notes, memoranda, materials and intellectual property developed by, or disclosed to, by either party to the other which is confidential to the disclosing party (“Confidential Information”) shall be and remain the sole and exclusive property of the disclosing party and shall in perpetuity be maintained in the utmost confidence by the receiving party in trust for the benefit of the disclosing party.

9.2 EXCEPTIONS. The term “Confidential Information” as used herein does not include any data or information (a) which is already known to the receiving party at the time it is disclosed, or (b) which before being divulged by the receiving party (i) has become generally known to the public through no wrongful act of the receiving party; (ii) has been rightfully received by the receiving party from a third party without restriction on disclosure and without breach of an obligation of confidentiality running directly or indirectly to the disclosing party; (iii) has been approved for release by a written authorization by the disclosing party; or (iv) is independently developed by the receiving party without use, directly or indirectly, of the Confidential Information received from the disclosing party. Furthermore, the restrictions provided by this Section 9 shall not preclude Licensee from commercialization of the Intellectual Property, or any transactions otherwise permitted by the License granted hereunder, so long as Licensee shall take the same steps to protect the Intellectual Property as shall be consistent with the types of measures and protections that it has taken in the past while owner of the Intellectual Property.

9.3 NON-DISCLOSURE. Neither party nor any other person acting on his or its behalf shall directly or indirectly release or disclose to any other person any Confidential Information of the other party except with the express prior written consent of the other party or as required by law. Upon any termination of this Agreement, each party shall return promptly any materials, wherever located, in its possession or control, incorporating any Confidential Information of the other party received, compiled, produced or otherwise made available to such party prior to the termination of this Agreement, without keeping any copies thereof.

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9.4 CONCURRENT DEVELOPMENT. Each party understands that the other party may currently or in future be developing information internally, or receiving information from other parties, that may be similar to the Confidential Information furnished by such party. In addition, each party understands that either party may have, or in the future may enter into, relationships with third parties having pre-existing relationships with the other party. Provided that each party complies with its obligations contained herein, and except as otherwise expressly provided herein, this Agreement shall not in any way limit, restrict or preclude either party from pursuing any of its present or future business activities or interests or from entering into any agreement or transaction with any person.

10. TERM; TERMINATION.

10.1 TERM. Subject to early termination in accordance with Section 10.2, the term of this Agreement (the “Term”) and each License shall commence on the Effective Date and shall continue in perpetuity.

10.2 TERMINATION. This Agreement and the rights of Licensor and Licensee hereunder shall terminate immediately upon the occurrence of any of the following events: (i) a Change in Control during the Restricted Period involving the Licensee concerning or involving a company or an Affiliate of a company owned or controlled by, directly or indirectly, a company based in or headquartered in one of the Restricted Territories; (ii) any breach by Licensee of this Agreement which is not remedied within thirty (30) days following Licensor’s notice to Licensee of the breach; (iii) Licensee’s making an assignment for the benefit of its creditors, the filing (voluntary or involuntary) of a petition seeking relief under any bankruptcy or insolvency law, under the reorganization or arrangement provisions of the United States Bankruptcy Code, or under the provisions of any law of like import in connection with Licensee; or (iv) the appointment of a trustee or receiver for Licensee or its property.

11. INJUNCTIVE RELIEF. Licensee acknowledges and agrees that in the event of Licensee’s breach of Sections 3 or 9 of this Agreement, and Licensor acknowledges and agrees that in the event of Licensor’s breach of Section 9 of this Agreement, the other party will suffer irreparable injuries not compensated by money damages and therefore may not have an adequate remedy at law. Accordingly, the non-breaching party shall be entitled to seek a preliminary and final injunction without the necessity of proving damages or posting any bond. This remedy is separate and apart from any other remedy each party may have at law or in equity.

12. INDEMNIFICATION. Licensee shall indemnify, defend and hold harmless Licensor and its Affiliates and its and their respective officers, directors, employees, agents, contractors and representatives from and against any and all losses, liabilities, claims, obligations, costs, expenses (including reasonable attorney’s fees and costs) which result from, arise in connection with or are related to claims by third parties arising out of or in connection with Licensee’s acts or omissions relating to its use of the Intellectual Property and delivery and performance of the Products and Services, its sublicense to its customers in relation to the Products and Services and its business activities in any kind. Licensor shall indemnify, defend and hold harmless Licensee and its Affiliates and its and their respective officers, directors, employees, agents, contractors and representatives from and against any and all losses, liabilities, claims, obligations, costs, expenses (including reasonable attorney’s fees and costs) which result from, arise in connection with or are related to claims by third parties arising out of or in connection with Licensor’s acts or omissions relating to its use of the Intellectual Property and delivery and performance of its products and services, its sublicense to its customers in relation to its products and services and its business activities in any kind.

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13. MISCELLANEOUS.

13.1 SEVERABILITY. If any provision of this Agreement is for any reason found to be ineffective, unenforceable, or illegal by any court having jurisdiction, such condition shall not affect the validity or enforceability of any of the remaining portions hereof, unless it deprives any party hereto of any material right or license held by such party under this Agreement. The parties shall negotiate in good faith to replace any such ineffective, unenforceable or illegal provisions as soon as is practicable, and the substituted provision shall, as closely as possible, have the same economic effect as the eliminated provision.

13.2 NOTICES. All notices, requests, demands and other communications provided for by this Agreement shall be in writing, effective on receipt, and personally delivered or mailed (by registered or certified mail) or sent by telecopy (receipt confirmed) to the address of the party as provided below.

To Licensor, at:

Kyocera Mita Corporation
2-28, 1-Chome, Tamatsukuri
Chuo-Ku, Osaka 540-8585 Japan
Attention:__________________
Facsimile:__________________

with separate copies thereof addressed to:

Kyocera Mita America, Inc.
225 Sand Road
Fairfield, New Jersey 07004
Attention: Calvin Rosen, Esq.
Telecopier: 973.882.4421

with a separate copy thereof addressed to:

Cole, Schotz, Meisel, Forman & Leonard, P.A.
Court Plaza North
25 Main Street
P.O. Box 800
Hackensack, NJ 07602-0800
Facsimile: 201.678.6271
Attention: Marc Press, Esq.
Telecopier: 201.678.6271

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To Licensee, at:

Peerless Systems Corporation
2381 Rosecrans Avenue
El Segundo, CA 90245
Attention: Elliot M. Shirwo, General Counsel and Corporate Secretary
Telecopier: (310) 297-3142
Email:eshirwo@peerless.com

13.3 INDEPENDENT CONTRACTORS. Performance by the parties under this Agreement shall be as independent contractors. This Agreement is not intended and shall not be construed as creating a joint venture or partnership, or as causing either party to be treated as the agent of the other party for any purpose or in any sense whatsoever, or to create any fiduciary or any other obligations other than those expressly imposed by this Agreement.

13.4 ASSIGNMENT. Neither party may assign or transfer all or any part of its rights or obligations hereunder to any person or entity, except to a party that acquires all or substantially all of the assets of the assignor or the product line of the assignor in which the Intellectual Property, or a substantial part thereof, is employed; provided, however, that any such assignment shall be expressly subject to the terms of this Agreement, including, without limitation, the Operating Restrictions and the termination rights in Section 10.2. Except as so provided, this Agreement shall be binding upon and inure to the benefit of the successors and assigns and of the parties hereto.

13.5 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to the choice of law principles thereof. All actions or proceedings arising in connection with, touching upon or relating to this Agreement, the breach thereof and/or the scope of the provisions of this Section (a “Proceeding”) shall be exclusively resolved by federal and state courts located in Delaware.

13.6 ENTIRE AGREEMENT; AMENDMENTS. This Agreement (i) sets forth the entire understanding of the parties concerning the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof, whether oral or written, and (ii) may not be modified or amended, except by a written instrument executed after the effective date of this Agreement by the party sought to be charged by the amendment or modification.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date set forth above.

PEERLESS SYSTEMS CORPORATION By: NAME: Richard L. Roll TITLE: President and CEO	KYOCERA MITA CORPORATION By: NAME: TITLE:

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EXHIBIT C

ADDENDUM TO STANDARD SUBLEASE

This Addendum to Standard Sublease (the "Addendum") modifies and amends the Standard Sublease (the "Sublease") dated as of __________, 2008 by and between Peerless Systems Corporation, a Delaware corporation ("Sublessor") and Kyocera Technology Development, Inc., a California corporation ("Sublessee") to which it is attached. In the event of a conflict between the terms and conditions of the Sublease and this Addendum, this Addendum shall control. Terms not otherwise defined herein shall have the meanings assigned to them in the Sublease.

13.  As-Is; Where-Is Condition of Premises. Sublessee has made such investigations as it deems necessary with respect to the condition of the Premises, including, but not limited to, the electrical, HVAC, fire sprinkler systems, security, environmental and compliance with laws. Accordingly, except for the limited representations provided in Section 33(S) below and notwithstanding anything to the contrary contained in the Master Lease, Sublessee hereby accepts the Premises in its "as-is", "where-is" condition without any representations or warranties whatsoever or any obligation on Sublessor's part to make any improvements or alterations to the Premises.

14.  Obligations of the Parties. Notwithstanding anything to the contrary contained in this Sublease, Sublessor shall not be obligated to perform and shall not be liable for the performance or nonperformance by the Master Lessor of any of the obligations of the Master Lessor and Sublessee shall have no claim against Sublessor by reason of any default upon the part of the Master Lessor. Nothing contained in this Sublease shall be construed as a guarantee by Sublessor of any of the obligations, covenants, warranties, agreements or undertakings of the lessor in the Master Lease, nor as an absolute or unconditional undertaking by Sublessor of the Master Lessor’s obligations on the same terms as are contained in the Master Lease. If the Sublessor becomes entitled, as lessee in the Master Lease, to make or forbear making any election, give or receive any notice, grant or withhold any approval, do any act, or otherwise enforce any right or exercise any remedy under any of the provisions of the Master Lease, Sublessor, in its sole and absolute discretion, may either take or forbear taking such action as it deems appropriate for the protection of its interest as lessee, or may assign to Sublessee (with the Sublessee’s prior written consent which consent shall not be unreasonably withheld or delayed), without recourse on or liability of any kind to Sublessor, such rights as the Sublessor may have in the matter under the Master Lease. Except as expressly permitted herein, Sublessee shall not have the right to exercise any of Sublessor's rights (including, without limitation, rights of first refusal), options or elections permitted or authorized under the Master Lease, or to institute any action or proceeding against the Master Lessor for the enforcement of the Master Lease. Sublessee acknowledges receipt of a copy of the Master Lease and agrees that during the term of this Sublease, Sublessee will not violate any of the terms and conditions of the Master Lease. Sublessor shall not be obligated to Sublessee to pay to the Master Lessor any sum due or asserted by the Master Lessor to be due under the Master Lease with respect to the subleased Premises unless and until Sublessee shall have paid Sublessor the sums due hereunder.

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15.  Common Area Operating Expenses. In accordance with Article 4 of the Master Lease, Sublessee shall be responsible to Sublessor, and shall timely pay to Sublessor (a) Sublessee’s Share of Common Area Operating Expenses payable by Sublessor pursuant to Section 4.2 of the Master Lease, and (b) Sublessee’s Share of all other additional charges payable by Sublessor in accordance with Section 3.3 of the Master Lease (collectively, the "Additional Charges"). Sublessee’s actual share of Common Area Operating Expenses shall be determined by mutual agreement of Sublessor and Sublessee prior to the inception of the term of this Sublease (or early possession by Sublessee, if applicable). The Additional Charges, together with the Base Rent, are collectively referred to herein and considered as “Rent”. Rent shall be paid to Sublessor, without any prior notice or demand therefor, and without any abatement, deduction or offset whatsoever, in lawful money of the United States of America, which shall be legal tender at the time of payment; provided, however, that (i) if any Rent abatement is available to Sublessor on account of the failure of Master Lessor to perform any obligation pursuant to the Master Lease that relates to the subleased Premises, in whole or in part, then Sublessee shall be entitled to a Rent abatement to the extent that the benefit received by Sublessor relates to the subleased Premises, (ii) in the event that Sublessor receives any other abatement, reduction or diminution of Rent from Master Lessor that relates to the subleased Premises, in whole or in part, Sublessee shall be entitled to an abatement, reduction or diminution of Rent under this Sublease, to the extent that the benefit received by Sublessor relates to the subleased Premises and (iii) if Sublessor fails to pay the Rent received from Sublessee to the Master Lessor, and Sublessee thereafter pays such Rent to the Master Lessor as well either at the demand of the Master Lessor or to cure a default resulting from such non-payment by Sublessor, Sublessee may offset such payment against Rent thereafter due and payable to Sublessor. Sublessor shall provide Sublessee with a monthly statement of all such Additional Charges and Sublessee shall pay Sublessor its pro rata share of such charges within five (5) business days of receipt of such statement.

16.  Premises Square Footage. The square footage of the Premises as set forth in Section 1.2(a) hereof shall be a minimum of 15,000 square feet and not more than 20,000 square feet. The actual square footage of the Premises shall be determined by mutual agreement of Sublessor and Sublessee prior to the inception of the term of this Sublease (or early possession by Sublessee, if applicable).

17.  Compliance with Lease.

(a)  Definitions. Except as otherwise expressly provided herein, during the Term and for all subsequent periods with respect to obligations arising prior to the termination of this Sublease, Sublessor shall comply with and perform, for the benefit of Master Lessor and Sublessee, all of the terms, covenants, conditions and obligations of the “Lessee” under the Master Lease allocable or applicable to the subleased Premises. Such terms, covenants, conditions and obligations shall, unless the context of the Master Lease indicates otherwise, be applied with the terms “Sublessor” and “Sublessee” substituted respectively for “Lessor” and “Lessee” and with the term “Premises” under the Master Lease meaning the subleased Premises demised hereunder. Sublessor acknowledges and agrees that this Sublease shall be subject and subordinate to the provisions of the Master Lease.

(b)  Obligations under the Master Lease. Sublessee shall not do, permit or suffer any act, occurrence or omission which if done, permitted or suffered by Sublessee would be (with notice, the passage of time or both) in violation of or a default by the lessee under the Master Lease, or could result in any respect to the termination of the Master Lease. Sublessee shall not commit any act that requires Master Lessor’s consent under the Master Lease without first obtaining the consent of Master Lessor and Sublessor. Sublessor shall have the obligation to obtain Master Lessor’s consent on behalf of Sublessee, but shall not be liable for any failure of Master Lessor to grant its consent. Sublessee acknowledges and agrees that it is responsible for understanding and complying with the terms and conditions of the Master Lease as applicable to the subleased Premises.

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(c)  Consent of Master Lessor Required. Whenever in the Master Lease Sublessor is required to obtain the consent of the Master Lessor prior to taking any action, Sublessee shall be required to obtain the consent of Sublessor and the Master Lessor as a condition to taking any such action. Excluding obtaining the consent of Master Lessor to this Sublease, Sublessee shall pay any charges, fees and reimbursements which the Master Lessor charges Sublessor pursuant to the Master Lease in connection with any such required consent in addition to Sublessor's actual out-of-pocket reasonable costs.

(d)  Sublessor Compliance under Master Lease. Provided Sublessee shall timely pay all Rent when due under this Sublease, Sublessor shall pay, when due, all Rent, Excess Operating Expenses and other charges payable by Sublessor to Master Lessor with respect to the subleased Premises under the Master Lease. Sublessor shall not (1) cancel, surrender or terminate the Master Lease except as provided hereunder or, if the Master Landlord enters into a recognition agreement with Sublessee as described in Section 32 herein or if an event occurs or an action is taken or not taken by the Master Landlord which affects the subleased Premises and the other premises under the Master Lease, except as provided under the Master Lease, or (2) amend or modify the Master Lease, the result of which would materially adversely affect Sublessee’s rights or obligations hereunder or the subleased Premises, and any such cancellation, surrender, termination (except as expressly provided hereunder), amendment or modification of the Master Lease made without Sublessee’s written consent shall not be binding on Sublessee, to the extent the same materially decreases the rights or materially increases the obligations of Sublessee with respect to the subleased Premises or this Sublease.

(e)  Obligations of Master Lessor. Except as expressly set forth herein, it is agreed that Sublessor shall not be obligated to perform any obligation which is the obligation of Master Lessor under the Master Lease and Master Lessor shall be solely responsible for providing all services and performing all duties and obligations of the Master Lessor under the Master Lease. However, notwithstanding the immediately preceding sentence or anything in this Sublease to the contrary, Sublessor shall endeavor (using good faith efforts), and shall otherwise use commercially reasonable efforts to cooperate with Sublessee upon Sublessee’s reasonable request, to obtain the performance of and furnishing of such services for the subleased Premises by Master Lessor pursuant to the terms of the Master Lease. If, after receipt of such written request from Sublessee, Sublessor shall fail or refuse within ten (10) days thereafter to use such efforts for the enforcement of Sublessor’s rights against Master Lessor with respect to the subleased Premises, Sublessee shall have the right to take such action as Sublessor would be permitted to take under the Master Lease in its own name , and for that purpose and only to such extent, such rights of Sublessor under the Master Lease with respect to the subleased Premises are hereby conferred upon Sublessee. Sublessor shall have no liability to Sublessee by reason of the default of Master Lessor under the Master Lease.

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(f)  Time for Performance. Notwithstanding anything to the contrary contained herein, any provision in the Master Lease providing to Sublessor a limited time to perform an obligation, which is dependent on Sublessee’s performance to Sublessor, shall be deemed to be shortened hereunder (as between Sublessee and Sublessor) in the amount reasonably necessary to afford Sublessor sufficient time to receive the benefit of such performance and redirect the same to Master Lessor.

18.  Incorporation by Reference. Subject to the provisions of this Section 17 and this Sublease, and except to the extent inapplicable, the provisions of the Master Lease are hereby incorporated by this reference. As between the parties to this Sublease only, if a direct conflict exists between the terms of the Master Lease and the terms of this Sublease, the terms of this Sublease will control.

19.  Event of Default.  The occurrence of any Event of Default (as defined in the Master Lease) by Sublessee under this Sublease shall entitle Sublessor to each and all of the rights and remedies afforded Master Lessor upon the occurrence of a default under the Master Lease, or otherwise available at law or in equity.

20.  Condition of Subleased Premises; Improvement and Alteration. Sublessee shall not make alterations, modifications or renovations to the subleased Premises without first obtaining Master Lessor's and, if such alterations, modifications or renovations affect or impact any other space under the Master Lease, Sublessor’s consent, which shall not be unreasonably withheld. Upon the termination or expiration of this Sublease, Sublessee shall restore the subleased Premises to its condition as of the date of this Sublease, ordinary wear and tear, condemnation and insured casualty excepted, at its sole cost and expense, except as may otherwise be agreed by Master Lessor in writing.

21.  Maintenance and Repair. Sublessee shall, at Sublessee’s sole expense, keep the subleased Premises in good condition, ordinary wear and tear, condemnation and insured casualty excepted. If (a) Sublessor reasonably determines that any maintenance and/or repair of the subleased Premises is required under the terms of the Master Lease, or (b) any maintenance and/or repair to the Premises is required by reason of the negligent act or omission or willful misconduct of Sublessee or its agents, employees, contractors, invitees, or licensees, and Sublessor or Master Lessor performs the required maintenance or repair work, Sublessee shall pay to Sublessor or Master Lessor (as applicable) the reasonable cost of such maintenance and repairs. Sublessor shall have no obligation to operate, maintain, or repair the subleased Premises or the Project. There shall be no abatement of Rent with respect to, and Sublessor shall not be liable for, any injury to or interference with Sublessee’s business arising from any repairs, maintenance, alteration, or improvement in or to any portion of the Premises, including the subleased Premises, or in or to the fixtures, appurtenances, and equipment therein. Sublessee hereby waives and releases any right under any applicable laws now or hereafter in effect to offset Rent for any repairs, maintenance, alteration, or improvement .

22.  Assignment and Sublease. Sublessee shall have the same rights to assign this Sublease as Sublessor has as lessee under the Master Lease. Sublessor shall not have the right to assign or sub-sublet the subleased Premises without first obtaining the written consent and approval of Sublessor (which consent may not be unreasonably withheld). Notwithstanding any assignment or sub-sublease, Sublessee shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Sublessee’s other obligations under this Sublease. If the total of all amounts due and payable by a sub-sublessee or assignee of Sublessee exceeds the total Rent payable under this Sublease for the comparable period, less the actual and reasonable brokerage fees, legal costs, and construction fees directly related to and required pursuant to the terms of any such sub-sublease, then Sublessee shall be bound and obligated to pay Sublessor fifty percent (50%) of such excess rental and other excess consideration within ten (10) business days following receipt thereof by Sublessee (as calculated under Section 12.3 of the Master Lease).

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23.  Insurance. Sublessee shall name Master Lessor, Sublessor, and such other entities as reasonably requested by Master Lessor and Sublessor, as additional insureds under an insurance policy meeting the requirements applicable to Sublessor as lessee under the Master Lease. Upon request, Sublessee shall furnish to Master Lessor and Sublessor written proof that the required insurance is in full force and effect with all premiums paid current.

24.  Indemnity. Sublessee agrees to indemnify and hold harmless Sublessor from and against all liability, claims, demands, expenses (including reasonable attorneys’ fees and court costs, if any), damages and judgments arising from property damage or injury to third parties (including wrongful death) upon the subleased Premises during the Term or any extensions thereof, unless due to the negligence or willful misconduct of Sublessor, Master Lessor or their respective employees, agents or contractors, or any default by Sublessor or Master Lessor under the Master Lease. Sublessee further agrees to indemnify and hold harmless Sublessor and Master Lessor from all liability arising out of the filing of any mechanic’s or materialman’s lien against the subleased Premises by reason of any act or omission of Sublessee. Sublessee waives all claims against Sublessor for any injury or damage to any person or property in or about the subleased Premises by or from any cause whatsoever, except for such injury or damage arising from the negligence or willful misconduct of Sublessor or Master Lessor or their respective employees, agents or contractors.

25.  Personal Property. Sublessee agrees to assume full responsibility for its personal property located at the subleased Premises, and to indemnify and hold harmless Sublessor and Master Lessor against damage sustained thereto by fire, theft or other casualty loss, except such loss as may be due to Sublessor’s or Master Lessor's gross negligence or wrongful misconduct. Sublessee shall remove its personal property from the subleased Premises upon termination of this Sublease.

26.  Access by Sublessor. Except in case of an emergency, Sublessor may enter the subleased Premises for the purpose of effecting any repairs, alterations or maintenance of the subleased Premises only upon 24 hours’ prior notice to Sublessee and only at reasonable times.

27.  Sublessor's Right to Cure. Except as otherwise expressly set forth herein, any grace period provided for the lessee's performance under the Master Lease, shall be reduced by five (5) days. If Sublessee shall default in the performance of any of its obligations under this Sublease beyond the expiration of any grace and notice periods applicable to Sublessee, then Sublessor, without being under any obligation to do so and without thereby waiving such default, shall have the right to cure such default for the account and at the expense of Sublessee. Sublessor shall have the right to enter the Premises upon reasonable notice at such times as may be reasonably necessary to exercise its right to cure Sublessee's defaults. If Sublessor makes any expenditures or incurs any obligation for the payment of money in connection therewith, such sums paid or obligations incurred, together with interest at the rate equal to the lesser of (a) ten percent (10%) per annum or (b) the maximum rate permitted by law, shall be paid to it by Sublessee on demand.

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28.  Cancellation of Lease. In the event of the cancellation or termination of the Master Lease prior to the expiration of this Sublease, this Sublease shall automatically terminate.

29.  Surrender. Sublessee shall, upon the expiration or earlier termination of this Sublease, surrender the subleased Premises to Sublessor in the same condition as when received, except for ordinary wear and tear, condemnation or insured casualty.

30.  Holdover.

(a)  If Sublessee holds over after the expiration or earlier termination of the Term hereof without the express written consent of Sublessor and the Master Lessor, then Sublessee shall become a lessee at sufferance only, and be liable for all holdover charges incurred by Sublessor under the Master Lease.

(b)  Acceptance by Sublessor of Rent after such expiration or earlier termination shall not result in a renewal of this Sublease. The foregoing provisions of this Paragraph are in addition to and do not affect Sublessor's right of reentry or any rights of Sublessor hereunder or as otherwise provided by law. In the event Sublessee continues to occupy the subleased Premises following such expiration or earlier termination without the consent of Sublessor and Sublessee fails to surrender the subleased Premises despite demand to do so by Sublessor, Sublessee does and hereby agrees to indemnify, defend, protect and hold harmless Sublessor from and against any and all claims, demands, causes of action, actions, losses or liabilities, including, without limitation, any claim made by the Master Lessor, any succeeding lessee or sublessee or any other third party founded on or resulting from such failure to surrender and reasonable attorneys' fees and costs.

31.  Additional Services; Parking. In addition to monthly Base Rent, during the Term hereof, Sublessee shall pay Sublessor for any services provided to Sublessee by Sublessor at the request of Sublessee, to the extent that such services are not required to be provided by Sublessor hereunder or by Master Lessor under the Master Lease. Sublessee agrees to pay Sublessor within fifteen (15) days of the presentation of any invoice for such services. During the term of this Sublease, Sublessee and Sublessor shall each be entitled their pro rata share of parking spaces made available to Sublessor by Master Landlord based upon their respective number of employees as of the date hereof. By way of example, if on the date hereof Master Landlord made one hundred (100) parking spaces available to Sublessor and Sublessor had sixty (60) employees and Sublessee had forty (40) employees, Sublessee would be entitled to forty (40) parking spaces and Sublessor would be entitled to sixty (60) parking spaces. Notwithstanding the foregoing, Sublessee shall only be entitled to such parking spaces for so long as the same parking spaces would otherwise be available to Sublessor under the Master Lease. Sublessee shall be responsible for the payment of all costs and charges associated with any such parking spaces utilized.

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32.  Directory Listing; Building Signage; Recognition Agreement. At Sublessee’s request, Sublessor shall use commercially reasonable efforts to negotiate with Master Landlord for the provision of a lobby/directory listing and building signage for Sublessee. The costs and expenses of any such listing and/or signage shall be the sole responsibility of Sublessee. Sublessor shall use commercially reasonable efforts to obtain a recognition agreement between Master Landlord and Sublessee pursuant to the terms and conditions of Section 12.6 of the Master Lease. Sublessee agrees and acknowledges that pursuant to the express conditions of Section 12.6 of the Master lease, Sublesse may not be entitled to any such recognition agreement with Master Landlord.

33.  Representations and Warranties of Sublessor. Sublessor represents and warrants to Sublessee, and covenants as follows:

A.  A true, correct and complete copy of the Master Lease is attached hereto as Exhibit B.

B.  Sublessor has not given or received any notice of any default under the Master Lease, which default remains uncured, and, to the best of its knowledge, no event has occurred or failed to occur which with the passage of time and/or the giving of notice would ripen into such a default.

C.  Sublessor has not received written notice of any violation of Applicable Requirements (including, without limitation, environmental laws).

D.  There is no pending and, to the best of Sublessor’s knowledge, threatened litigation affecting Sublessor’s interest in the Master Lease or the subleased Premises.

E.  There is no litigation pending between Sublessor and Master Lessor.

F.  Subject to Landlord’s consent to this Sublease, Sublessor has all of the requisite power and authority to execute, deliver and perform its obligations under this Sublease and the Master Lease, and the person executing and delivering this Sublease on behalf of Sublessor has the requisite authority to perform such acts on behalf of Sublessor.

G.  Sublessor shall, promptly following receipt thereof, deliver to Sublessee a copy of any notice received by it from Master Lessor which would have any effect upon the subleased Premises or this Sublease.

H.  Sublessor agrees that, with respect to any non-disturbance agreement it has or may hereafter enter into with respect to the Master Lease, it will enforce for the benefit of the subleased Premises and Sublessee, the terms of any such non-disturbance agreement that it has the right to enforce.

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I.  There are no defaults under the Master Lease by Master Lessor of which Sublessor has notice or knowledge.

J.  Sublessor holds the entire lessee’s interest in the subleased Premises under the Master Lease, free and clear of any liens, claims, mortgages, charges or encumbrances, subleases and occupancies (other than this Sublease and the Master Lease), other than matters to which the tenancy of Sublessor, as lessee under the Master Lease, is or may be subordinate.

K.  Except as expressly provided herein, Sublessor has obtained all necessary consents and approvals.

L.  Sublessor has no knowledge of any pending or threatened condemnation against the Building or the subleased Premises.

M.  Sublessor shall use its reasonable efforts to minimize interference with Sublessee’s business in connection with any repair, replacement, improvement and/or work which Sublessor is obligated to perform or desires to perform, in and to the subleased Premises, or in connection with any inspection or showing thereof, or entry therein, by Sublessor, pursuant to the terms, covenants, conditions, provisions and agreements of this Sublease.

N.  In any instance in this Sublease in which any matter is subject to Sublessor’s judgment, opinion, requirements, discretion, determination, acceptability and/or satisfaction, the same shall be subject to the standard of reasonableness. Notwithstanding the foregoing, the Master Lease shall prevail in setting forth the standard applicable to Sublessor’s judgment, opinion, requirements, determination, discretion, acceptability and/or satisfaction.

O.  Sublessee may make cosmetic/decorative changes in and to the subleased Premises, subject to the terms, conditions and requirements of the Master Lease.

P.  In no event shall Sublessee be liable for consequential damages incurred or which may be incurred by Sublessor hereunder.

Q.  All demands made by Sublessor for payment of Additional Rent by Sublessee hereunder, shall be accompanied by supporting documentation.

R.  Sublessor covenants and agrees to indemnify and hold Sublessee harmless from and against any and all claims, losses, damages and liabilities (including reasonable attorneys’ fees) resulting from, or arising out of, any breach or default by Sublessor or its employees, agents or contractors under this Sublease and/or the Master Lease.

S.  To the knowledge of Sublessor (which for the purposes of this Section 33(S) shall mean the actual knowledge of John Rigali), on the date hereof, the existing electrical, plumbing, lighting, fire sprinkler and HVAC systems (other than those constructed by Sublessee) are in good operating condition and the improvements, alterations and utilities made or installed by or on behalf of Sublessor to or on the Premises comply with all applicable covenants and restrictions of record, applicable building codes, regulations and ordinances in effect on the date they were made or installed. The foregoing representation shall survive for a period of thirty (30) days from the date hereof.

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34.  Indemnification. Sublessor covenants and agrees to indemnify and hold Sublessee harmless from and against any and all claims, losses, damages and liabilities (including reasonable attorneys’ fees) resulting from, or arising out of, any breach or default by Sublessor or its employees, agents or contractors under this Sublease and/or the Master Lease. Sublessee covenants and agrees to indemnify and hold Sublessor harmless from and against any and all claims, losses, damages and liabilities (including reasonable attorneys’ fees) resulting from, or arising out of, any breach or default by Sublessee or its employees, agents or contractors under this Sublease and/or the Master Lease.

35.  Default By Master Lessor. If Master Lessor shall default in any of its obligations to Sublessor with respect to the subleased Premises, Sublessor shall use its reasonable efforts to enforce its rights against Master Lessor.

36.  Representations of Sublessor Under Master Lease. Sublessee shall not be deemed to be making any representations and warranties which were made by Sublessor as lessee under the Master Lease.

37.  Counterparts. This Sublease may be executed in one or more counterparts by the parties hereto. All counterparts shall be construed together and shall constitute one agreement.

38.  Entire Agreement. This Sublease contains all of the understandings of the parties and all representations made by either party to the other are merged herein.

39.  Modification. This Sublease may not be modified in any respect except by a document in writing executed by both parties hereto or their respective successors.

40.  Successors. As limited by Section 7, of this Sublease shall bind and inure to the benefit of the parties hereto and their permitted heirs, representatives, successors and assigns.

41.  Severability. If any term or provision of this Sublease, or the application thereof to any person or circumstance, will to any extent be invalid or unenforceable, the remainder of this Sublease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, will not be affected thereby, and each provision of this Sublease will be valid and will be enforceable to the extent permitted by law.

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Exhibit A

Depiction of Premises

Exhibit B

Master Lease

EXHIBIT D

SUBLICENSE AGREEMENT

THIS SUBLICENSE AGREEMENT (this “Agreement”), is entered into as of ___________ ___, 2008 (the “Effective Date”), by and between Peerless Systems (“Sublicensor”) and Kyocera Mita Corporation (“Sublicensee”).

RECITALS

WHEREAS, the Sublicensor and Sublicensee are currently entering into an Asset Purchase Agreement and License Back Agreement;

WHEREAS Sublicensor and Color Print Solutions, Inc. (“CPS”) entered into the License Agreement (defined in Section 1.4 herein) relating to the Licensed Software (defined in Section 1.5 herein);

WHEREAS the License Agreement gives Sublicensor the right to sublicense the Licensed Software to Sublicensee; and

WHEREAS Sublicensor wishes to sublicense the Licensed Software to Sublicensee and Sublicensee wishes to accept such sublicense.

NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1.Definitions. For purposes of this Agreement, in addition to the bold capitalized terms defined elsewhere in this Agreement, the following terms shall have the meanings ascribed to them below:

1.1 “Code” means computer-programming code. If not otherwise specified, Code shall include both Object Code and Source Code.

1.2 “Derivative Work” means (i) for copyrightable or copyrighted material that is based upon one or more preexisting works, such as a revision, modification, translation, abridgment, condensation, expansion, or any other form in which such preexisting works may be recast, transformed, or adapted; and (ii) for patentable or patented material, any improvement thereon; and (iii) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected or protectable by copyright, patent and/or trade secret, and that, if prepared without authorization of the owner of the copyright, patent and trade secret in such preexisting work, would constitute an infringement.

1.3 “Documentation” means user manuals and other written materials that relate to any Licensed Software (for example, specifications, logic manuals, flow charts, and principles of operation), as may be revised from time to time.

1.4 “License Agreement” means that certain License Agreement, dated November 29, 2004, by and between Sublicensor and CPS relating to the Licensed Software.

1.5 “Licensed Software” means the software programs and Code that are set forth in “Exhibit A”. “Licensed Software” also include any bug fixes, corrections, patches, modifications, or replacements for any Licensed Software generally made available to other licensees of the Licensed Software which is made available to Sublicensor by CPS.

1.6 “Object Code” means, as it relates to the Licensed Software, computer programs assembled or compiled in magnetic or electronic binary form on software media, which are readable and usable by machines, but not generally readable by humans without reverse-assembly, reverse-compiling, or reverse-engineering..

1.7 “Source Code” means, as it relates to the Licensed Software, the human readable form of the Code and related system documentation, including all comments and any procedural code such as job control language.

2. Sublicense Grant. Pursuant to Sections 2.1 and 2.2 of the License Agreement, Sublicensor hereby grants to Sublicensee, and Sublicensee hereby accepts, a non-exclusive, worldwide, fully paid-up, perpetual right and license to use, copy, modify, create Derivative Works from and distribute the Licensed Software, the Code for the Licensed Software, any Documentation related to the Licensed Software and any Derivative Works created from any of the foregoing by Sublicensor. The sublicense hereunder shall also apply to all bug fixes, corrections, patches, modifications, or replacements for any Licensed Software generally made available to other licensees of the Licensed Software which is made available to Sublicensor by CPS.

3. Delivery. On the Effective Date, Sublicensor shall deliver to Sublicensee (a) one (1) copy of the Licensed Software in Source Code and Object Code, and (b) one (1) copy of the Documentation, which shall be made solely by Sublicensee electronically accessing an online site designated by Sublicensor, and shall not be accomplished by delivery of any physical tangible property .

4. Ownership of Licensed Software. Sublicensor and/or CPS retain all right, title and interest, including all intellectual property rights, in and to the Licensed Software. Apart from the license rights expressly set forth in this Agreement, Sublicensor does not grant and CPS does not receive any ownership right, title or interest nor any security interest or other interest in any intellectual property rights relating to the Licensed Software, nor in any copy of any part of the foregoing.

5. Warranty; Limitation of Liability.

5.1 Warranty. EXCEPT AS SPECIFICALLY SET FORTH IN THIS SECTION 5.1, THE LICENSED SOFTWARE IS OFFERED “AS IS,” AND SUBLICENSOR GRANTS AND SUBLICENSEE RECEIVES NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, BY STATUTE, COMMUNICATION OR CONDUCT WITH SUBLICENSEE, OR OTHERWISE. SUBLICENSOR SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A SPECIFIC PURPOSE OR NONINFRINGEMENT CONCERNING THE LICENSED SOFTWARE OR ANY DOCUMENTATION FOR THE LICENSED SOFTWARE. WITHOUT LIMITATION OF THE ABOVE, SUBLICENSOR GRANTS NO WARRANTY THAT THE LICENSED SOFTWARE IS ERROR-FREE OR WILL OPERATE WITHOUT INTERRUPTION, AND GRANTS NO WARRANTY REGARDING ITS USE OR THE RESULTS THEREFROM INCLUDING, WITHOUT LIMITATION, ITS CORRECTNESS, ACCURACY OR RELIABILITY. NOTWITHSTANDING THE FOREGOING, SUBLICENSOR WILL PASS THROUGH TO SUBLICENSEE, IF AND TO THE EXTENT PERMITTED, ANY WARRANTIES EXPRESSLY PROVIDED BY CPS TO SUBLICENSOR FOR THE LICENSED SOFTWARE.

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5.2 Support by Sublicensee. Sublicensee shall, at its own expense, be solely responsible for providing technical support and training to any end-user for the Products (as defined in the License Back Agreement), and Sublicensor shall have no obligation with respect thereto. Sublicensee shall be solely responsible for, and Sublicensor shall have no obligation to honor, any warranties that Sublicensee provides to end users with respect to the Licensed Software or Derivative Works from the Licensed Software. Sublicensee shall defend any claim against Sublicensor arising in connection with any such warranties, express, implied, statutory, or otherwise, and shall pay any settlements or damages awarded against Sublicensor that are based on any such warranties.

5.3 Limitation of Liability. EXCEPT FOR A BREACH BY EITHER PARTY OF SECTION 7 (CONFIDENTIAL INFORMATION), IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER FOR BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, ARISING OUT OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

6. Confidential Information.

6.1 Defined. The terms of this Agreement, and any other information (if such other information is identified as confidential or should be recognized as confidential under the circumstances) disclosed by one party to the other in writing and designated as confidential shall constitute confidential information (“Confidential Information”). Each party shall retain all Confidential Information in strict confidence and not disclose it to any third party or use it in any way except as permitted by this Agreement without the other party’s express written consent. Each party will exercise at least the same amount of diligence in preserving the secrecy of the Confidential Information as it uses in preserving the secrecy of its own most valuable confidential information, but in no event less than reasonable diligence.

6.2 Exceptions. The term “Confidential Information” as used herein does not include any data or information (a) which is already known to the receiving party at the time it is disclosed, or (b) which before being divulged by the receiving party (i) has become generally known to the public through no wrongful act of the receiving party; (ii) has been rightfully received by the receiving party from a third party without restriction on disclosure and without breach of an obligation of confidentiality running directly or indirectly to the disclosing party; (iii) has been approved for release by a written authorization by the disclosing party; or (iv) is independently developed by the receiving party without use, directly or indirectly, of the Confidential Information received from the disclosing party.

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6.3 Non-Disclosure. Neither party nor any other person acting on his or its behalf shall directly or indirectly release or disclose to any other person any Confidential Information of the other party except with the express prior written consent of the other party or as required by law. Upon any termination of this Agreement, each party shall return promptly any materials, wherever located, in its possession or control, incorporating any Confidential Information of the other party received, compiled, produced or otherwise made available to such party prior to the termination of this Agreement, without keeping any copies thereof.

7. Term.

7.1 Term. This Agreement shall become effective on the Effective Date and shall remain in effect in perpetuity. This is a non-terminable agreement.

8. Miscellaneous.

8.1 Severability. If any provision of this Agreement is for any reason found to be ineffective, unenforceable, or illegal by any court having jurisdiction, such condition shall not affect the validity or enforceability of any of the remaining portions hereof, unless it deprives any party hereto of any material right or license held by such party under this Agreement. The parties shall negotiate in good faith to replace any such ineffective, unenforceable or illegal provisions as soon as is practicable, and the substituted provision shall, as closely as possible, have the same economic effect as the eliminated provision.

8.2 Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing, effective on receipt, and personally delivered or mailed (by registered or certified mail) or sent by telecopy (receipt confirmed) to the address of the party as provided below.

To Sublicensor, at:

Peerless Systems Corporation

Attention:
Telecopier: (___) _________

To Sublicensee, at:

Kyocera Mita Corporation

Attention:
Telecopier: (___) _________

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9. Independent Contractors. Performance by the parties under this Agreement shall be as independent contractors. This Agreement is not intended and shall not be construed as creating a joint venture or partnership, or as causing either party to be treated as the agent of the other party for any purpose or in any sense whatsoever, or to create any fiduciary or any other obligations other than those expressly imposed by this Agreement.

10. Assignment. Neither party may assign or transfer all or any part of its rights or obligations hereunder to any person or entity, except to a party that acquires all or substantially all of the assets of the assignor or the product line of the assignor in which the Intellectual Property, or a substantial part thereof, is employed; provided, however, that any such assignment shall be expressly subject to the Operating Restrictions (as defined in the License Back Agreement). Except as so provided, this Agreement shall be binding upon and inure to the benefit of the successors and assigns and of the parties hereto.

11. Governing law. This Agreement shall be construed and enforced in accordance with the laws of the State of California without regard to the choice of law principles thereof. All actions or proceedings arising in connection with, touching upon or relating to this Agreement, the breach thereof and/or the scope of the provisions of this Section (a “Proceeding”) shall be exclusively resolved by federal and state courts located in Los Angeles, California.

12. Entire Agreement; Amendments. This Agreement (i) sets forth the entire understanding of the parties concerning the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof, whether oral or written, and (ii) may not be modified or amended, except by a written instrument executed after the effective date of this Agreement by the party sought to be charged by the amendment or modification.

13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date by their duly authorized representatives as set forth below.

PEERLESS SYSTEMS CORPORATION (Sublicensor)	KYOCERA MITA CORPORATION (Sublicensee)

By:	By:

Name:	Name:

Its:	Its:

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EXHIBIT A

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SUBLICENSE AGREEMENT

THIS SUBLICENSE AGREEMENT (this “Agreement”), is entered into as of ___________ ___, 2008 (the “Effective Date”), by and between Peerless Systems (“Sublicensor”) and Kyocera Mita Corporation (“Sublicensee”).

RECITALS

WHEREAS, the Sublicensor and Sublicensee are currently entering into an Asset Purchase Agreement and License Back Agreement;

WHEREAS Sublicensor and Computer Graphics Technology Pty. Ltd. (“CGT”) entered into the License Agreement (defined in Section 1.2 herein) relating to the Licensed Software (defined in Section 1.3 herein);

WHEREAS the License Agreement gives Sublicensor the right to sublicense the Licensed Software to Sublicensee; and

WHEREAS Sublicensor wishes to sublicense the Licensed Software to Sublicensee and Sublicensee wishes to accept such sublicense.

NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1. Definitions. For purposes of this Agreement, in addition to the bold capitalized terms defined elsewhere in this Agreement, the following terms shall have the meanings ascribed to them below:

1.1 “Derivative Work” means any modified, altered, enhanced or adapted version of the Licensed Software, or derivative work thereof (as that term is defined under United States copyright law) based on the Licensed Software.

1.2 “License Agreement” means that certain License Agreement, dated November 21, 2007, by and between Sublicensor and CGT relating to the Licensed Software.

1.3 “Licensed Software” means that software and related documentation which is described in “Exhibit A”.

1.4 “Object Code” means those portions of the Licensed Software, if any, furnished to Sublicensee in object code or machine readable form, or source code rendered into object code or machine readable form through the process of compilation.

1.5 “Products” means any Sublicensor product (as defined in the License Back Agreement).

1.6 “Source Code” means those portions of the Licensed Software, if any, furnished to Sublicensee in source code or human readable form.

2.     a)Sublicense Grant. Pursuant to Section 2.1 of the License Agreement, Sublicensor hereby grants to Sublicensee, and Sublicensee hereby accepts, a worldwide, fully paid-up, non-exclusive license to (i) use the Licensed Software for the purpose of incorporating the Licensed Software in Products (as defined in the License Back Agreement); (ii) use, make or have made, demonstrate or have demonstrated, market or have marketed, offer for sale or have offered for sale, sell or have sold, license or have licensed, and/or otherwise distribute or have distributed the Licensed Software solely as part of Products (as defined in the License Back Agreement); (iii) reproduce or have reproduced the Licensed Software as necessary to carry out the foregoing rights; (iv) use, modify and create Derivative Works from the Licensed Software for commercial business purposes; and (v) provide end-users a limited right to use the Licensed Software in Object Code form in Products (as defined in the License Back Agreement) that benefit from or rely on the functionality of the Licensed Software, provided the Licensed Software is embedded in Products (as defined in the License Back Agreement) in a manner that is not readily accessible to end-users.

b) Step-In Rights: In the event of any notification to or allegation against Sublicensor of a breach of the License Agreement for non-payment, Sublicensor shall notify Sublicensee of such notice or allegation. Further, in the event that Sublicensee reasonably believes that there is a risk of termination of such Agreement for non-payment, Sublicensee may make the disputed payments to CGT to avoid such termination pending resolution of the issues. Sublicensee shall be entitled to reimbursement of such payments upon resolution of such issues from Sublicensor.

3. Delivery. On the Effective Date, Sublicensor shall provide access to Sublicensee one (1) copy of the Licensed Software in Source Code and Object Code, which shall be made solely by Sublicensee electronically accessing an online site designated by Sublicensor, and shall not be accomplished by delivery of any physical tangible property.

4. Ownership of Licensed Software. Sublicensor and/or CGT retain all right, title and interest, including all intellectual property rights, in and to the Licensed Software. Apart from the license rights expressly set forth in this Agreement, Sublicensor does not grant and CGT does not receive any ownership right, title or interest nor any security interest or other interest in any intellectual property rights relating to the Licensed Software, nor in any copy of any part of the foregoing.

5. Warranty; Limitation of Liability.

5.1 Warranty. EXCEPT AS SPECIFICALLY SET FORTH IN THIS SECTION 5.1, THE LICENSED SOFTWARE IS OFFERED “AS IS,” AND SUBLICENSOR GRANTS AND SUBLICENSEE RECEIVES NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, BY STATUTE, COMMUNICATION OR CONDUCT WITH SUBLICENSEE, OR OTHERWISE. SUBLICENSOR SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A SPECIFIC PURPOSE OR NONINFRINGEMENT CONCERNING THE LICENSED SOFTWARE OR ANY DOCUMENTATION FOR THE LICENSED SOFTWARE. WITHOUT LIMITATION OF THE ABOVE, SUBLICENSOR GRANTS NO WARRANTY THAT THE LICENSED SOFTWARE IS ERROR-FREE OR WILL OPERATE WITHOUT INTERRUPTION, AND GRANTS NO WARRANTY REGARDING ITS USE OR THE RESULTS THEREFROM INCLUDING, WITHOUT LIMITATION, ITS CORRECTNESS, ACCURACY OR RELIABILITY. NOTWITHSTANDING THE FOREGOING, SUBLICENSOR WILL PASS THROUGH TO SUBLICENSEE, IF AND TO THE EXTENT PERMITTED, ANY WARRANTIES EXPRESSLY PROVIDED BY CGT TO SUBLICENSOR FOR THE LICENSED SOFTWARE.

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5.2 Support by Sublicensee. Sublicensee shall, at its own expense, be solely responsible for providing technical support and training to any end-user for the Products (as defined in the License Back Agreement), and Sublicensor shall have no obligation with respect thereto. Sublicensee shall be solely responsible for, and Sublicensor shall have no obligation to honor, any warranties that Sublicensee provides to end users with respect to the Licensed Software or Derivative Works. Sublicensee shall defend any claim against Sublicensor arising in connection with any such warranties, express, implied, statutory, or otherwise, and shall pay any settlements or damages awarded against Sublicensor that are based on any such warranties.

5.3 Limitation of Liability. EXCEPT FOR A BREACH BY EITHER PARTY OF SECTION 7 (CONFIDENTIAL INFORMATION), IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER FOR BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, ARISING OUT OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

6. Confidential Information.

6.1 Defined. The terms of this Agreement, and any other information (if such other information is identified as confidential or should be recognized as confidential under the circumstances) disclosed by one party to the other in writing and designated as confidential shall constitute confidential information (“Confidential Information”). Each party shall retain all Confidential Information in strict confidence and not disclose it to any third party or use it in any way except as permitted by this Agreement without the other party’s express written consent. Each party will exercise at least the same amount of diligence in preserving the secrecy of the Confidential Information as it uses in preserving the secrecy of its own most valuable confidential information, but in no event less than reasonable diligence.

6.2 Exceptions. The term “Confidential Information” as used herein does not include any data or information (a) which is already known to the receiving party at the time it is disclosed, or (b) which before being divulged by the receiving party (i) has become generally known to the public through no wrongful act of the receiving party; (ii) has been rightfully received by the receiving party from a third party without restriction on disclosure and without breach of an obligation of confidentiality running directly or indirectly to the disclosing party; (iii) has been approved for release by a written authorization by the disclosing party; or (iv) is independently developed by the receiving party without use, directly or indirectly, of the Confidential Information received from the disclosing party.

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6.3 Non-Disclosure. Neither party nor any other person acting on his or its behalf shall directly or indirectly release or disclose to any other person any Confidential Information of the other party except with the express prior written consent of the other party or as required by law. Upon any termination of this Agreement, each party shall return promptly any materials, wherever located, in its possession or control, incorporating any Confidential Information of the other party received, compiled, produced or otherwise made available to such party prior to the termination of this Agreement, without keeping any copies thereof.

7. Term and Termination.

7.1 Term. This Agreement shall become effective on the Effective Date and shall remain in effect perpetually unless terminated as provided below.

7.2 Termination for Breach. Sublicensor will have the right to terminate this Agreement immediately upon written notice to Sublicensee in the event that either Sublicensee or the Sublicensor’s licensor for the Licensed Software: (a) becomes insolvent, files for bankruptcy or is the subject of an involuntary bankruptcy proceeding, has a receiver or similar officer appointed for it or has its assets assigned for the benefit of creditors; or (b) fails to comply with any material provision of this Agreement (including payment obligations under this Agreement) and such noncompliance is not remedied within sixty (60) days after written notice thereof has been given.

7.3 Effect of Termination. The rights and licenses granted under this Agreement shall immediately terminate. Upon termination, each party shall promptly ship to the other party all tangible items in its possession or control which are proprietary to the other party; and Sublicensee shall destroy or return to Sublicensor, at Sublicensor’s option, all copies of the Licensed Software (including, without limitation, source code) in its possession or control.

7.4 Survival. The provisions of Sections 1, 4, 5, 7.3, 7.4, and 8 shall survive termination of this Agreement.

8. Miscellaneous.

8.1 Severability. If any provision of this Agreement is for any reason found to be ineffective, unenforceable, or illegal by any court having jurisdiction, such condition shall not affect the validity or enforceability of any of the remaining portions hereof, unless it deprives any party hereto of any material right or license held by such party under this Agreement. The parties shall negotiate in good faith to replace any such ineffective, unenforceable or illegal provisions as soon as is practicable, and the substituted provision shall, as closely as possible, have the same economic effect as the eliminated provision.

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8.2 Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing, effective on receipt, and personally delivered or mailed (by registered or certified mail) or sent by telecopy (receipt confirmed) to the address of the party as provided below.

To Sublicensor, at:

Peerless Systems Corporation

Attention:
Telecopier: (___) _________

To Sublicensee, at:

Kyocera Mita Corporation

Attention:
Telecopier: (___) _________

9. Independent Contractors. Performance by the parties under this Agreement shall be as independent contractors. This Agreement is not intended and shall not be construed as creating a joint venture or partnership, or as causing either party to be treated as the agent of the other party for any purpose or in any sense whatsoever, or to create any fiduciary or any other obligations other than those expressly imposed by this Agreement.

10. Assignment. Neither party may assign or transfer all or any part of its rights or obligations hereunder to any person or entity, except to a party that acquires all or substantially all of the assets of the assignor or the product line of the assignor in which the Intellectual Property, or a substantial part thereof, is employed; provided, however, that any such assignment shall be expressly subject to the Operating Restrictions (as defined in the License Back Agreement). Except as so provided, this Agreement shall be binding upon and inure to the benefit of the successors and assigns and of the parties hereto.

11. Governing law. This Agreement shall be construed and enforced in accordance with the laws of the State of California without regard to the choice of law principles thereof. All actions or proceedings arising in connection with, touching upon or relating to this Agreement, the breach thereof and/or the scope of the provisions of this Section (a “Proceeding”) shall be exclusively resolved by federal and state courts located in Los Angeles, California.

12. Entire Agreement; Amendments. This Agreement (i) sets forth the entire understanding of the parties concerning the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof, whether oral or written, and (ii) may not be modified or amended, except by a written instrument executed after the effective date of this Agreement by the party sought to be charged by the amendment or modification.

14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date by their duly authorized representatives as set forth below.

PEERLESS SYSTEMS CORPORATION (Sublicensor)	KYOCERA MITA CORPORATION (Sublicensee)

By:	By:

Name:	Name:

Its:	Its:

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EXHIBIT A

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